UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12
CRYOPORT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024 Proxy Statement

CHAIR LETTER	Dear Fellow Stockholders:

As I think about Cryoport, I am truly excited, optimistic, and energized by what lies ahead of us. We are in the early development stage of the Cell & Gene therapy industry. Despite 2023 being one of the more challenging macroeconomic and geopolitical environments creating multiple short-term uncertainties, the Cell & Gene therapy market continues to evolve with the development of therapies addressing serious chronic and life taking maladies. Some of the therapies in the market today address Large B-cell Lymphoma, Duchene Muscular Dystrophy, Sickle Cell Disease, and Multiple Myeloma. Many of you may know someone that has benefited from these treatments. I firmly believe that within the decades to come we will have many forms of the dreadful malady of cancer under control as many other new Cell & Gene therapies come to market transforming the way medicine is practiced.

Granted, the market development of commercial therapies has not happened as fast as we, and many others, had anticipated, but as more manufacturing capacity comes online globally, the supply chain is further optimized, and reimbursement modalities are set, we believe that the Cell & Gene therapy market will accelerate its growth. In fact, several new therapies have been approved in the last few months and there are multiple forecasts for a record number of regulatory approvals this year that portend the long-term growth of the Cell & Gene therapy market.

Having said that, last year presented us with significant hurdles as we navigated through a troubled global landscape. Like many companies in the life sciences tools market, we experienced a significant drop in demand for our cryogenic systems, particularly in China, and slower than expected growth for our supply chain services solutions, which impacted our operating performance. However, in the face of these adversities, we remained resolute in our commitment to the life sciences to deliver innovative and first-in-class supply chain solutions to support the advancement of Cell & Gene therapies globally.

Cryoport is present every step of the way, from research to commercialization, providing cryogenic systems, advanced temperature-controlled packaging, biostorage, BioServices, advanced bio-logistics, cryopreserved apheresis, consulting and a host of other services and products. In our fastest growing market, Cell & Gene therapy, we are setting new standards with our innovations and revolutionary services and products. Today, we are an essential supply chain company for the Life

Cryoport Inc	2024 Proxy Statement

Sciences, and we intend to continue to develop that essentiality throughout the industry.

When I became CEO in November 2012, we were a struggling company with a single location and very limited resources. We finished that year at approximately $500,000 in revenue. Today, we concluded 2023 with over $230 million in revenue, over $450 million of cash and short-term investments, and have over 50 facilities in 17 countries. We have become a leading supply chain provider to the Cell & Gene Therapy industry globally.

We have a well-defined strategy for providing comprehensive integrated supply chain solutions for the Cell & Gene Therapy industry and the broader Life Sciences. We are building solutions and products that are market driven to help further our position and to support the industry’s growth. In 2023, we continued a series of steps as we executed against that strategy, strengthening our services and product offerings, expanding our partner ecosystem, and continuing to grow our company with competencies and capabilities fundamental to our advancement.

As a result, we enter 2024 with a host of developments underway that will continue to improve our strategic focus and technical capability. We continue to integrate technology and expertise from Cryoport and our partners to meet the emerging needs of our clients, who are advancing cell biology, and especially lifesaving regenerative medicines. We are a catalyst of progress and viewed by our clients as an essential source of support for the manufacturer and distribution of Cell & Gene therapies.

I am particularly proud that we ended 2023 supporting a record 675 clinical trials and are now supporting 14 commercial therapies, which I think is a testament to our unwavering dedication to support the medical research, innovation, clinical trials, and commercialization required for the advancement of Cell & Gene therapies. This achievement not only underscores the trust placed in us by our clients but also highlights the vital role we play in Enabling the Future of MedicineTM worldwide.

We have grown globally to more than 1,100 dedicated employees who work tirelessly to ensure we deliver our essential solutions to more than 3,500 clients worldwide in the Pharma/Biopharma, Animal Health, and Reproductive Medicine markets. We are proud to be working for the betterment of mankind through our innovative supply chain technologies, services, products, and systems.

It is especially important to note that as the Cell & Gene therapy industry continues to evolve with the development of new therapies addressing chronic and life taking maladies, Cryoport is playing a crucial part in supporting that development. Our best days are ahead of us, and I look forward to continuing working with my teammates to create superior value for you, our long-term shareholders, by serving our important mission.

Thank you for your trust and support.

Sincerely,

/s/ Jerrell Shelton

Jerrell Shelton
Chair, President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 17, 2024
Dear Fellow Stockholders:

We cordially invite you to virtually attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Cryoport, Inc., a Nevada corporation (the “Company”), which will be held on Friday, May 17, 2024, at 10:00 a.m. CDT. The Annual Meeting will be hosted online. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CYRX2024. There will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

1.	To elect seven directors;
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2024;
3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our proxy statement for the Annual Meeting;
4.	To approve an amendment to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan to increase the number of authorized shares under the plan; and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Monday, March 18, 2024 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof.

This year, we are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, on or about April 3, 2024, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock and holders of our Series C Convertible Preferred Stock as of the record date instead of a printed copy of the proxy materials. The Notice provides instructions on how to access our proxy materials on the Internet and how to obtain printed copies. We urge you to read the information contained in the proxy materials carefully.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2024.

The proxy statement for the Annual Meeting and accompanying Annual Report on Form 10-K for the year ended December 31, 2023 are available on the Internet at www.proxyvote.com.

Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented and voted. You may vote before the meeting by Internet, by phone, or by mail by following the instructions on the Notice.

You may also vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CYRX2024 and entering the 16-digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials.

Sincerely,

/s/ Jerrell Shelton

Chair, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, BY TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING.

1	General Information
2	Frequently Asked Questions
9	Forward-Looking Statements
11	Proposal 1 Election of Directors
21	Corporate Governance and Board Matters
42	Ownership of Securities
45	Proposal 2 To ratify the appointment of Deloitte & Touche LLP
46	Independent Registered Public Accounting Firm Fees
49	Audit Committee Report
50	Proposal 3 To approve, on an advisory basis, the compensation of the named executive officers
52	Proposal 4 To approve an amendment to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan to increase the number of authorized shares for issuance thereunder
63	Compensation Discussion and Analysis
79	Compensation Committee Report
80	Executive Compensation
97	Director Compensation
99	Equity Compensation Plan Information
100	Certain Relationships and Related Transactions
102	Delinquent Section 16(a) Reports
103	Stockholder Proposals for Next Annual Meeting
104	Other Matters
Cryoport Inc	i	2024 Proxy Statement

General Information
INTRODUCTION
Cryoport, Inc., a Nevada corporation (referred to as “we,” “us,” “our,” “Company” or “Cryoport”), is furnishing this proxy statement (this “Proxy Statement”) to you in connection with the Company’s solicitation of proxies on behalf of the board of directors (the “Board” or “Board of Directors”) of the Company with respect to the 2024 Annual Meeting of Stockholders of the Company and any adjournment thereof (the “Annual Meeting”) to be held as a virtual meeting via live webcast on the Internet on Friday, May 17, 2024, at 10:00 a.m. CDT. There will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person.

On or about April 3, 2024, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the record holders of our common stock, par value $0.001 per share, and the record holders of our Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”). This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) are available at www.proxyvote.com.

Throughout this Proxy Statement, holders of our common stock and our Series C Preferred Stock are referred to collectively as “stockholders.” Holders of our common stock and our Series C Preferred Stock will vote together as a single class on all matters at the Annual Meeting.

Cryoport Inc	2024 Proxy Statement

Frequently Asked Questions

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?	The purpose of the Annual Meeting is to vote on the following matters:

	1.	To elect seven directors;
	2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2024;
	3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement; and
4.
To approve an amendment to the Company’s 2018 Omnibus Equity Incentive Plan (the “2018 Plan”) to increase the number of authorized shares of the Company’s common stock available for issuance thereunder from 7,850,000 to a total of 10,350,000 under the plan, referred to herein as the “Third Amendment”; and

	5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
WHY AM I BEING PROVIDED WITH THESE MATERIALS?
Owners of record of the Company’s common stock and the Series C Preferred Stock as of the close of business on March 18, 2024 (the “Record Date”) are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials, including this Proxy Statement, the 2023 Annual Report and the proxy card, over the Internet instead of a printed copy of the proxy materials. Accordingly, on or about April 3, 2024, we began mailing the Notice to stockholders of record as of the Record Date. The Notice will contain instructions on how stockholders will be able to access our proxy materials on the Internet or request to receive, at no cost, a printed or electronic copy of our proxy materials and indicate such delivery preference for future proxy solicitations. We believe this electronic process will expedite your receipt of our proxy materials and reduce the cost and environmental impact of the Annual Meeting.

Cryoport Inc	2	2024 Proxy Statement

WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?
You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CYRX2024 and using your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, to enter the meeting. If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

WHO PAYS THE COST OF PROXY SOLICITATION?
Our Board is soliciting the proxies for the Annual Meeting and we will bear the cost of this solicitation. Proxies may be solicited in person or by mail, telephone, or electronic transmission on our behalf by our directors, officers or employees. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. We will request that banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock forward the proxy soliciting materials to the beneficial owners of such common stock and obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. We have engaged Laurel Hill Advisory Group, LLC to solicit proxies on our behalf. We have agreed to pay $11,000, plus reasonable and approved out-of-pocket expenses for their services.

WHO CAN VOTE IN CONNECTION WITH THE ANNUAL MEETING?	You may vote if you owned shares of (i) the Company’s common stock or (ii) the Series C Preferred Stock, as of the close of business on the Record Date.
HOW MANY VOTES DO I HAVE?
As of the Record Date, there were 49,164,478 shares of the Company’s common stock outstanding and entitled to vote. Each holder of the Company’s common stock is entitled to cast one vote per share of common stock held by such holder on each matter to be presented at the Annual Meeting.

As of the Record Date, there were 200,000 shares of Series C Preferred Stock outstanding and entitled to vote. Each holder of the Series C Preferred Stock is entitled to vote on each matter to be presented at the Annual Meeting on an as converted basis equal to the number of shares of the Company’s common stock issuable upon conversion of the Series C Preferred Stock held by such holder. As of the Record Date, the 200,000 shares of Series C Preferred Stock outstanding were convertible into 5,945,621 shares of the Company’s common stock.

Cryoport Inc	3	2024 Proxy Statement

Holders of shares of the Company’s common stock and the Series C Preferred Stock will vote together as a single class on all matters at the Annual Meeting.
ARE THERE ANY REQUIREMENTS ON HOW THE HOLDERS OF SERIES C PREFERRED STOCK MUST VOTE?
Pursuant to the Securities Purchase Agreement (as defined elsewhere in this Proxy Statement) entered into in connection with the issuance and sale of our Series C Preferred Stock, for so long as certain holders of Series C Preferred Stock have the right to nominate a director for election to the Board, the holders of Series C Preferred Stock have agreed to vote all of the shares of Series C Preferred Stock and shares of common stock issuable upon conversion of the Series C Preferred Stock purchased in the Private Placement (as defined elsewhere in this Proxy Statement) or any other shares of our common stock owned by such holders (i) in favor of each director nominated or recommended by the Board for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock. For additional information, see “Certain Relationships and Related Transactions” in this Proxy Statement.

HOW DO I VOTE?
There are several ways to cast your vote:

• You may vote over the Internet or by telephone by following the instructions in the Notice.

• If you requested printed copies of the proxy materials by mail, you may vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record.

• You may vote your shares at the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CYRX2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting virtually, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Cryoport Inc	4	2024 Proxy Statement

HOW DOES THE BOARD RECOMMEND THAT I VOTE MY SHARES?
Unless you give other instructions through your proxy vote, the person(s) named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. For the reasons set forth in more detail later in this Proxy Statement, the Board recommends the following:

Proposal 1:	The Board recommends a vote “FOR” all the nominees to the Board.
Proposal 2:
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2024.

Proposal 3:	The Board recommends a vote “FOR” the advisory vote to approve the compensation of the named executive officers, as disclosed in this Proxy Statement.
Proposal 4:	The Board recommends a vote “FOR” the Third Amendment to increase the number of authorized shares under the 2018 Plan.
We encourage all stockholders to vote their shares. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority only with respect to Proposal 2. See “What are broker non-votes?” below for additional information.
WHAT TYPES OF VOTES ARE PERMITTED ON EACH PROPOSAL?
Proposal 1:	You may either vote “FOR” all nominees, “WITHHOLD ALL” for all nominees, or “FOR ALL EXCEPT” as to specific nominees.
Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 4:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
If you vote “WITHHOLD” (for any nominees in the case of Proposal 1 above) or “ABSTAIN” (in the case of Proposals 2, 3, and 4 above), your vote will not be counted towards the vote total for such proposal.
Cryoport Inc	5	2024 Proxy Statement

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
Proposal 1:
Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The seven nominees receiving the most “FOR” votes will be elected. Since only affirmative votes count for this purpose, votes withheld with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, votes withheld and broker non-votes (as described below) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast. Stockholders may not cumulate votes in the election of directors.

Proposal 2:
There must be a “FOR” vote from the majority of votes cast. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. As discussed further below, brokers, banks, and other holders of record may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with this proposal to ratify the appointment of our independent registered public accounting firm.

Proposal 3:
There must be a “FOR” vote from the majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

Proposal 4:
There must be a “FOR” vote from the majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

WHAT CONSTITUTES A QUORUM?
To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the voting power of all of the outstanding shares of capital stock entitled to vote, as of the Record Date, are represented in person virtually or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called votes withheld or abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

WHAT ARE BROKER NON-VOTES?
Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

Cryoport Inc	6	2024 Proxy Statement

The rules of various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter and the record owner may vote your shares on this proposal if it does not get instructions from you.

The proposal to elect directors (Proposal 1), the proposal to approve, on an advisory basis, the compensation of the named executive officers (Proposal 3), and the proposal to approve the Third Amendment to the 2018 Plan (Proposal 4) are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as abstentions and votes withheld, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.

WHAT IF MY SHARES ARE NOT REGISTERED DIRECTLY IN MY NAME BUT ARE HELD IN “STREET NAME”?
If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the Notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

IF I AM A BENEFICIAL OWNER OF CRYOPORT SHARES, HOW DO I VOTE?
If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker.

CAN I DISSENT OR EXERCISE RIGHTS OF APPRAISAL?
Neither Nevada law nor our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting. If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

Cryoport Inc	7	2024 Proxy Statement

HOW ARE THE VOTES COUNTED?
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and withheld votes/abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

WILL STOCKHOLDERS BE ASKED TO VOTE ON ANY OTHER MATTERS?
The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the Annual Meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

WHAT IS “HOUSEHOLDING”?
If you and one or more stockholders share the same address, it is possible that only one copy of the Notice or one copy of the proxy materials, as applicable, was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of the Notice or, if you requested a printed version by mail, the proxy materials, to you if you call or write us at our principal executive offices at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027, Attn: Secretary; telephone: (949) 681-2710. If you want to receive separate copies of the Notice or the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR MORE THAN ONE COPY OF THE PROXY MATERIALS?
If you receive more than one Notice or more than one copy of the proxy materials, your shares are owned in more than one name or in multiple accounts. To ensure that all of your shares are voted, you must follow the voting instructions included in each Notice or proxy materials you receive. Please note that if you hold both common stock and Series C Preferred Stock, you can expect to receive a separate Notice for each class of stock.

CAN I CHANGE OR REVOKE MY VOTE AFTER I SUBMIT MY PROXY?
Even after you have submitted your proxy card or voted by Internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting virtually and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Cryoport Inc	8	2024 Proxy Statement

Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. These forward-looking statements can generally be identified as such because the context of the statement will include certain words, including but not limited to, “believes,” “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” “continues,” “predicts,” “potential,” “likely,” or “opportunity,” and also contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the current beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Readers of this Proxy Statement should not put undue reliance on these forward-looking statements, which speak only as of the time this Proxy Statement was filed with the SEC. Reference is made in particular to forward-looking statements regarding our expectations about future business plans, new products or services, regulatory approvals, strategies, development timelines, prospective financial performance and opportunities, including potential acquisitions; our expectations about future benefits of our acquisitions and our ability to successfully integrate those businesses and our plans related thereto; liquidity and capital resources; projected trends in the market in which we operate; expectations relating to current supply chain impacts; inflationary pressures and the effect of foreign currency fluctuations; anticipated regulatory filings or approvals with respect to the products of our clients; expectations about securing and managing strategic relationships with global couriers or large clinical research organizations; our future capital needs and ability to raise capital on favorable terms or at all; results of our research and development efforts; and approval of our patent applications.
Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable as of the date of this Proxy Statement, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from the views and expectations set forth in this Proxy Statement . You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements, including, but not limited to, risks and uncertainties associated with the effect of changing economic conditions, supply chain constraints, inflationary pressures, and the effects of foreign currency fluctuations, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. Other factors that might cause such a difference include, but are not limited to, those discussed in the 2023 Annual Report, including in “Risk Factors” in “Part I, Item 1A — Risk Factors” and in “Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed in reports filed with the SEC after the date of the 2023 Annual Report.
Past financial or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give
Cryoport Inc	9	2024 Proxy Statement

no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we do not undertake to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this Proxy Statement.
Cryoport Inc	10	2024 Proxy Statement

Proposal 1 Election of Directors
The Board currently consists of seven directors. Directors are elected on an annual basis. Each of the seven directors will stand for re-election at the Annual Meeting to serve as a director until the 2025 Annual Meeting of the Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal. The persons named on the proxy will vote to elect all of the nominees as directors for terms ending at the 2025 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by voting to that effect or so voting at the Annual Meeting virtually. Each nominee has consented to serve as a director for the ensuing year. If one or more of the seven nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person as the Board may recommend, unless the Board reduces the total number of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
We strive to maintain a diverse and well-rounded board that balances financial and life science expertise with independence and fresh perspectives. This year’s slate of candidates for our Board of Directors includes a highly qualified and diverse group of individuals who bring value to the Company along with governance qualifications for oversight.
Core Qualifications
•	Strategic thinking
•	Financial literacy
•	Integrity and business judgment
•	Demonstrated leadership ability
•	Expertise in their respective fields
Corporate Governance Snapshot
•	Independent Lead Director
•	Annual elections of directors (i.e., no staggered board)
•	Nomination and Governance Committee oversight of Environmental, Social, Governance (ESG) initiatives
•	Directors may contact employees of our Company directly, and the Board or any committee may engage outside independent advisors
•	Compensation Committee and Chief Executive Officer evaluation process conducted by independent Board members
•	Six of the seven directors are independent
Cryoport Inc	11	2024 Proxy Statement

Proposal 1: Election of Directors
NOMINEE SKILLS AND EXPERIENCES
The table below outlines the expertise of the nominees by the key categories we consider important to ensuring a diverse and well-rounded board of directors that will provide good corporate governance and assist in driving stockholder value:
	PUBLIC COMPANY GOVERNANCE	RISK MANAGEMENT	GLOBAL	FINANCIAL	AUDIT/TAX/ ACCOUNTING	LIFE SCIENCES/ HEALTH CARE	TECHNOLOGY	REGULATORY
Linda Baddour
Richard Berman
Daniel Hancock
Robert Hariri, M.D., Ph.D.
Ram M. Jagannath
Ramkumar Mandalam, Ph.D.
Jerrell W. Shelton
Total	7	7	6	7	6	6	5	4
BOARD DIVERSITY
The tables below provide information relating to certain voluntary self-identified characteristics of our directors for the current year and the immediately prior year. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of April 3, 2024)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Cryoport Inc	12	2024 Proxy Statement

Proposal 1: Election of Directors
Board Diversity Matrix (As of March 31, 2023)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1
Cryoport Inc	13	2024 Proxy Statement

Proposal 1: Election of Directors
Nominees for Election
The seven nominees for election as directors are set forth as follows:
Linda Baddour
Linda Baddour, age 65, became a member of our Board of Directors in March 2021 and serves as Chair of the Nomination and Governance Committee and member of the Audit Committee of our Board of Directors. Ms. Baddour is an experienced senior executive with over twenty years of experience across healthcare, life sciences and pharmaceuticals. Ms. Baddour has served on the board of directors of Waters Corporation (NYSE: WAT), a publicly traded analytical laboratory instrument and software company, since 2018, and Signant Health, since 2020. Ms. Baddour also served on the board of directors of Advarra, a Genstar Capital portfolio company, from 2019 until its sale in 2022.

From 2007 to 2018, Ms. Baddour served as Executive Vice President and Chief Financial Officer of PRA Health Sciences, Inc., a global contract research organization and data science company. During Ms. Baddour’s tenure, PRA Health Sciences grew from approximately 3,000 employees to over 17,000. From 1995 to 2007, Ms. Baddour worked at Pharmaceutical Product Development, Inc., a contract research organization, serving in various roles, including as Chief Financial Officer, Treasurer and Chief Accounting Officer. Ms. Baddour earned both a B.A. and M.B.A. from the University of North Carolina at Wilmington, and is a certified public accountant.

We believe Ms. Baddour’s financial and business expertise, including her background in global contract research organizations, financial leadership in mergers and acquisitions makes her well-qualified to serve as a member of our Board of Directors.

Cryoport Inc	14	2024 Proxy Statement

Proposal 1: Election of Directors
Richard Berman
Richard Berman, age 81, became a member of our Board of Directors in January 2015 and serves as Lead Director, Chair of the Audit Committee and member of the Compensation Committee and Nomination and Governance Committee of our Board of Directors. Mr. Berman’s business career spans over 40 years of venture capital, senior management and merger & acquisitions experience. Mr. Berman has served as a director and/or officer of over a dozen public and private companies.

From 2006 to 2011, he was Chair of National Investment Managers, a company with $12 billion in pension administration assets. Mr. Berman is currently a director of six publicly traded companies: Cryoport, Inc., Comsovereign Holding Corp., BioVie, Inc., Context Therapeutics Inc. (where he is Chair), Genius Group Limited and Sidus Space Corp.. Mr. Berman also served as a director of Cuentas, Inc. from 2018 through 2022. Over the last decade he has served on the board of six companies that have reached over $1 billion in market capitalization – Cryoport, Advaxis, EXIDE, Internet Commerce Corporation, Strategic Funding Source, Inc. (Kapitus) and Ontrak (Catasys).

Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

We believe Mr. Berman’s financial and business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context makes him well-qualified to serve as a member of our Board of Directors and Lead Director.

Cryoport Inc	15	2024 Proxy Statement

Proposal 1: Election of Directors
Daniel M. Hancock
Daniel Hancock, age 73, became a member of our Board of Directors in January 2019 and serves as member of the Audit Committee, Compensation Committee and Scientific and Technology Committee of our Board of Directors. Mr. Hancock is currently President of DMH Strategic Consulting LLC. He retired from General Motors (“GM”) in 2011, after 43 years of service in GM’s powertrain engineering and general management functions. His last position with GM was Vice President, Global Strategic Product Alliances. During this period, he served as Chair of GM’s DMAX and VM Motori diesel engine joint ventures with Isuzu and Fiat, respectively. Mr. Hancock’s previous appointments at GM included: Vice President, Global Powertrain Engineering; CEO, Fiat-GM Powertrain; and President, Allison Transmission Division. Mr. Hancock had full functional responsibility for the global operations of Fiat-GM Powertrain and Allison Transmission Division during his assignments there.

Mr. Hancock is Chair of the Board of Westport Fuel Systems (NASDAQ WPRT), a Vancouver, B.C. based global supplier of clean gaseous fuel parts, and systems for the transportation industry. He is also serving as chair of the board of SuperTurbo Technologies, Inc., a privately-held developer of advanced turbo compounding systems for engines. In addition, Mr. Hancock serves in an advisory capacity to several global suppliers to the automotive and commercial vehicle industries. He was President of SAE International in 2014 and is a member of the National Academy of Engineering.

He received a master’s degree in mechanical engineering from Massachusetts Institute of Technology (MIT) and a bachelor’s degree also in mechanical engineering from General Motors Institute (now Kettering University), Michigan.

We believe Mr. Hancock’s global business experience, strong business acumen, and extensive manufacturing and engineering expertise qualifies him well to serve as a member of our Board of Directors.

Cryoport Inc	16	2024 Proxy Statement

Proposal 1: Election of Directors
Robert Hariri, M.D., Ph.D.
Dr. Hariri, M.D., Ph.D., age 64, became a member of our Board of Directors in September 2015 and serves as Chair of the Scientific and Technology Committee and member of the Nomination and Governance Committee of our Board of Directors. Dr. Hariri is a visionary surgeon, scientist, aviator and entrepreneur and serves as the Founder, Chair and CEO of Celularity, Inc. (NASDAQ: CELU). Previously, he served as the CEO of the Cellular Therapeutics Division of Celgene Corporation from 2005 to 2013.

Prior to joining Celgene Cellular Therapeutics, Dr. Hariri was founder, chair and chief scientific officer at Anthrogenesis Corporation, a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. Dr. Hariri also co-founded the genomic-based health intelligence company, Human Longevity, Inc. Dr. Hariri is an Adjunct Professor of Neurosurgery and member of the Board of Overseers of the Weill Cornell Medical College and is a former member of the Board of Visitors of the Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons. He is also a member of the X Prize Foundation scientific advisory board for the Archon X PRIZE for Genomics. Dr. Hariri is also a Trustee and vice-chair of the Liberty Science Center. In addition to Cryoport, Dr. Hariri has served as a member of the board of directors of various companies, including Myos Corporation from July 2011 to November 2020, where he served as Chair of the board from April 2012 to November 2020, Bionik Laboratories Corp. from March 2015 to October 2017, and Bio Vie Inc. since June 2020. He has pioneered the use of stem cells to treat a range of life-threatening diseases and has over 170 issued and pending patents, has authored over 150 published chapters, articles and abstracts and is most recognized for his discovery of pluripotent stem cells from the placenta as a member of the team which discovered TNF (tumor necrosis factor). A jet-rated commercial pilot with thousands of hours of flight time in over 60 different military and civilian aircraft, Dr. Hariri is a founder of Jet-A Aviation, a heavy-jet charter airline.

Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center where he also co-directed the Aitken Laboratory in Neurosurgery.

We believe Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience makes him well-qualified to serve as a member of our Board of Directors.

Cryoport Inc	17	2024 Proxy Statement

Proposal 1: Election of Directors
Ram M. Jagannath
Ram M. Jagannath, age 47, became a member of our Board of Directors in October 2020. Mr. Jagannath is the Global Head of Healthcare for Blackstone, responsible for investing across Blackstone’s Private Equity, Tactical Opportunities and Growth businesses, based in New York. Since joining Blackstone in 2019, Mr. Jagannath has led Blackstone’s investments in HealthEdge, Burgess Group, Bright Health, Cryoport, Inc., ZO Skin Health, Altruista Health, Ginger, Hydrogen Health, Wellframe, Medable, Life Science Logistics, and DNAnexus and was involved in Blackstone’s investments in Alnylam/inclisiran royalty, Precision Medicine Group, and Advarra. He is also a member of the Blackstone Growth Investment Committee and Chair of the Portfolio Committee.

Before joining Blackstone, Mr. Jagannath was a founding Partner of Navab Capital Partners (NCP), where he was Head of Healthcare and a member of NCP’s Management and Investment Committees. Prior to NCP, he was a Managing Director of The Carlyle Group, focused on healthcare investments in Carlyle’s flagship US Buyout private equity fund. During his twelve years at Carlyle, Mr. Jagannath was a member of the teams which invested in One Medical Group, Pharmaceutical Product Development, X-Chem, Ortho Clinical Diagnostics, Healthscope Ltd., and HCR ManorCare. Previously, he worked at Genstar Capital and Thomas Weisel Capital Partners.

Mr. Jagannath currently serves on the board of directors of HealthEdge, Cryoport, Inc., ZO Skin Health, Headspace Health and Life Science Logistics and as a Board Observer of Medable and ConnectiveRx. He also serves on the Board of Visitors of the Duke University Pratt School of Engineering and on the Kellogg School of Management Private Equity Advisory Council, as well as on the Board of the Navy SEAL Foundation. Mr. Jagannath was previously a term member of the Council on Foreign Relations. He has been recognized as one of Modern Healthcare’s 100 Most Influential People in Healthcare and GrowthCap’s Top 25 Healthcare Investors.

Mr. Jagannath received a B.S.E. in Biomedical and Electrical Engineering with a minor in Economics from Duke University, a J.D. from the Northwestern University Pritzker School of Law, and an M.B.A. from the Northwestern University Kellogg School of Management. After Duke, he was a Fulbright Scholar in Economic Development at the University of Zagreb in Croatia.

We believe Mr. Jagannath’s experience in the healthcare industry, in mergers and acquisitions, and his background in engineering make him well-qualified to serve as a member of our Board of Directors.

For additional information regarding Mr. Jagannath’s nomination, see “—Corporate Governance Structure and Function—What are the nominating procedures and criteria?—Blackstone Nominee.”

Cryoport Inc	18	2024 Proxy Statement

Proposal 1: Election of Directors
Ramkumar Mandalam, Ph.D.
Dr. Mandalam, age 59, became a member of our Board of Directors in June 2014 and serves as Chair of the Compensation Committee and member of the Nomination and Governance Committee and the Science and Technology Committee of our Board of Directors.   Dr. Mandalam is currently the Founder and CEO of Citra BioConsulting Inc., a consulting firm providing services to the cell and gene therapy industry.

Prior to founding Citra BioConsulting in 2021, he was the CEO, President and board member of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders.   Under his leadership, Cellerant developed a pipeline of candidates for treatment of hematological malignancies and rapidly expanded from an early-stage to an advanced clinical-stage company.

Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell-based therapies for treatment of degenerative diseases and cancer.  From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells.  In addition to serving on the Board, Dr. Mandalam serves on the board of Stempeutics Research Pvt. Ltd. and on the Commercial advisory board of NSF center for Cell Manufacturing Technologies (CMaT). Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan.  Dr. Mandalam is the author or co-author of several publications, patent applications, and abstracts.

We believe Dr. Mandalam’s training as a scientist, extensive background in biotechnology and management expertise makes him well-qualified to serve as a member of our Board of Directors.

Jerrell W. Shelton
Jerrell W. Shelton, age 78, became a member of our Board of Directors in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012. He was appointed Chair of the Board in October 2015.

He served on the board of directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chair and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chair, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. And, from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group.

Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.

We believe Mr. Shelton’s extensive leadership, management, strategic planning and financial expertise through his various leadership and directorship roles in public, private and global companies, makes him well-qualified to serve as a member of our Board of Directors.

Cryoport Inc	19	2024 Proxy Statement

Proposal 1: Election of Directors

Required Vote
Directors are elected by the affirmative vote of the holders of a plurality of the shares for which votes are cast. The seven nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors. Votes withheld and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast. Stockholders may not cumulate votes in the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES.
Cryoport Inc	20	2024 Proxy Statement

Corporate Governance and Board Matters
How Often Did The Board Meet During 2023?
During 2023, there were eleven meetings of the Board, as well as several actions taken with the unanimous written consent of the Board with informal discussions and communication prior to the execution of such consents, but without a meeting. In 2023, each director attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served (during the periods for which the director served on the Board and such committees). The Company does not have a written policy requiring directors to attend its annual meeting of stockholders. Last year, four directors, Mr. Shelton, Ms. Baddour, Dr. Mandalam and Edward Zecchini, attended our 2023 Annual Meeting of Stockholders.

Do We Have Independent Directors?
Our Board is responsible for determining the independence of our directors. For purposes of determining director independence, our Board has applied the definitions set forth in NASDAQ Rule 5605(a)(2) and the related rules of the SEC. Based upon its evaluation, our Board has affirmatively determined that the following directors meet the standards of independence: Mr. Berman, Mr. Hancock, Dr. Hariri, Dr. Mandalam, Mr. Jagannath and Ms. Baddour. Mr. Zecchini, who retired from the Board in February 2024, was previously determined to be independent by the Board as well.

What Committees has the Board established?
Our Board has established an Audit Committee, a Compensation Committee, a Nomination and Governance Committee and a Science and Technology Committee. Charters for each of these committees are available on the Company’s website at www.cryoportinc.com on the “Governance: Governance Documents” page under the heading “Investor Relations.” Information on the website does not constitute a part of this Proxy Statement.

Cryoport Inc	21	2024 Proxy Statement

Corporate Governance
Chair	Member
NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATION AND GOVERNANCE COMMITTEE	SCIENTIFIC AND TECHNOLOGY COMMITTEE
Linda Baddour
Richard J. Berman
Daniel M. Hancock
Robert Hariri, M.D., Ph.D.
Ram Jagannath
Ramkumar Mandalam, Ph.D.
Jerrell Shelton

Audit Committee
The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) consider and review other matters relating to our financial and accounting affairs. The current members of the Audit Committee are Mr. Berman, who is the Audit Committee Chair, Ms. Baddour and Mr. Hancock. The Company has determined that (i) Mr. Berman qualifies as an “audit committee financial expert” as defined under the rules of the SEC and is “independent” under SEC and NASDAQ rules applicable to audit committee members, and (ii) Mr. Hancock and Ms. Baddour meet NASDAQ’s financial literacy and financial sophistication requirements and are “independent” under SEC and NASDAQ rules applicable to audit committee members. During 2023, the Audit Committee held seven meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee
The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. The current members of the Compensation Committee are Dr. Mandalam, who is the Compensation Committee Chair, Mr. Berman and Mr. Hancock, each of whom is “independent” under SEC and NASDAQ rules applicable to compensation committee members. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act. During 2023, the Compensation Committee held seven meetings.

Cryoport Inc	22	2024 Proxy Statement

Corporate Governance

Nomination & Governance Committee
The functions of the Nomination and Governance Committee are to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, (vi) provide oversight over the Company’s sustainability efforts as formalized in its ESG, and (vii) lead the Board in an annual review of its performance. The current members of the Nomination and Governance Committee are Ms. Baddour, who is the Nomination and Governance Committee Chair, Mr. Berman, Dr. Hariri and Dr. Mandalam. During 2023, the Nomination and Governance Committee held five meetings.

Science & Technology Committee
The functions of the Science and Technology Committee are to oversee matters pertaining to the Company’s strategic direction as related to products, systems and services serving the Company’s client businesses and investments in research and development and technology relating to the same. The current members of the Science and Technology Committee are Dr. Hariri, who is the Science and Technology Committee Chair, Mr. Hancock and Dr. Mandalam. During 2023, the Science and Technology Committee held two meetings.

What are the nominating procedures and criteria?
Director Qualifications. The Nomination and Governance Committee believes that persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees.

Identifying Director Candidates. The Nomination and Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors when vacancies occur. The Nomination and Governance Committee has a policy of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership and whom the Nomination and Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the Nomination and Governance Committee will solicit recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nomination and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates. In evaluating potential nominees, the Nomination and Governance Committee will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the

Cryoport Inc	23	2024 Proxy Statement

Corporate Governance

qualifications required by the committee for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The Nomination and Governance Committee’s written policy on Board diversity provides that, when evaluating potential candidates for nomination, it will consider all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a Board with diversity along multiple dimensions, including race, ethnicity, gender, age, education, cultural background, opinions, skills, perspectives, professional experiences and other differentiating characteristics. The Nomination and Governance Committee also considers the results of the vote of the stockholders on the election of directors and stockholder engagement on diversity issues. While there can be no assurance such candidates will emerge, it is in the best interest of the Company, as a global provider of logistics services to the life sciences industry, to embrace the richness of diversity whenever possible.

The Nomination and Governance Committee will make its selections based on all the available information and relevant considerations. The Nomination and Governance Committee’s selection will be based on who, in the view of the committee, will be best suited for membership on the Board.

Stockholder Nominees. The Nomination and Governance Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations under the heading “Stockholder Proposals for Next Annual Meeting.” In making its selection, the Nomination and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the committee may consider, as one of the factors in its evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The Nomination and Governance Committee may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected. The Secretary will forward all validly submitted recommendations to the Nomination and Governance Committee. The acceptance of a recommendation from a stockholder does not imply that the Nomination and Governance Committee will recommend to the Board the nomination of the stockholder recommended candidate.

Blackstone Nominee. Pursuant to the Securities Purchase Agreement entered into in connection with the issuance and sale of our Series C Preferred Stock, for so long as the Purchaser Parties (as defined in the Securities Purchase Agreement) hold 66.67% of the Series C Preferred Stock issued to them under the Securities Purchase Agreement, Blackstone Freeze Parent (as defined elsewhere in this Proxy Statement) has the right to nominate for election one member to the Board. Blackstone Freeze Parent has designated Mr. Jagannath as its nominee. For additional information, see “Certain Relationships and Related Transactions” in this Proxy Statement.

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Corporate Governance
How is the Board structured?
Pursuant to our Amended and Restated Bylaws, the Chair of the Board presides at meetings of the Board. The Chair of the Board is currently the Company’s President and Chief Executive Officer, Mr. Shelton.

CHAIR
The Board has determined that its current structure, with a combined Chair and Chief Executive Officer, is in the best interests of the Company and its stockholders. The Board believes that combining the Chair and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Shelton’s in-depth knowledge of the Company’s technology, business and industry, and his ability to formulate and implement strategic initiatives. Further, Mr. Shelton is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board.

LEAD DIRECTOR
The Board has appointed Mr. Berman as the Lead Director. Among other responsibilities, Mr. Berman presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chair and Chief Executive Officer and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate. We believe the appointment of a Lead Director, the independent nature of the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, as well as the practice of the independent directors regularly meeting in executive session without Mr. Shelton and the other members of the Company’s management present, ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

Are there any family relationships among the directors and the executive officers?	There are no family relationships among any of our directors and executive officers.
What is the Board’s role in risk oversight?
The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, which would include internal controls and cybersecurity risks, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Nomination and Governance Committee is responsible for governance risk,

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Corporate Governance

including oversight of the Company’s policies on avoidance of conflicts of interest, insider trading, and management succession. The Board is advised by these committees of significant risks and management’s response via periodic updates.

Has the Company implemented any Environmental, Social, Governance (ESG) policies?
Beginning in 2020, we initiated a formal internal review of our ESG policies, procedures, and performance. Subsequently in February 2021, we publicly disclosed ESG information based on the framework and standards set by the Sustainability Accounting Standards Board (SASB) and the Taskforce on Climate-related Financial Disclosures (TCFD). Building upon our first report, we began with the goal of developing a formal, thoughtful, comprehensive, and right-sized sustainability program that would be used as a foundation for effectively organizing, reporting, and measuring our performance to set ESG goals in the future.

In June 2021, we began a materiality assessment to guide our overall sustainability strategy. The intent of the materiality assessment was to understand what ESG topics were important to our key stakeholders, to take into consideration Cryoport’s business strategy development, and to understand Cryoport’s global internal priorities. There were three key activities for this phase of the process: benchmarking against peer companies, ratings received from Ecovadis, ISS, MSCI, and Sustainalytics, and interviews with key stakeholders.

The information and feedback received from the materiality assessment was aggregated into a customized and weighted materiality matrix. The following Materiality Matrix follows GRI Standards recommendations and plots topics based on their relative priority resulting from the materiality assessment.

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Corporate Governance
Cryoport Materiality Matrix

Prioritization of Topics:
1. GHG Emissions
2. Resource Efficiency
3. Supplier Management
4. Diversity, Equity & Inclusion
5. Data Privacy & Security
6. Employee Health & Safety
7. Product & Service Quality
8. Product Lifecycle Management & Innovation
9. Business Ethics
10. Risk Management
3
2
5
1
4
7
6
8
9
10
Environment
Governance
Social
Influence on Stakeholders Assessment and Decisions
Cryoport's Significant Economic, Environmental and Social Impacts

Once the Materiality Matrix was developed, several meetings were conducted internally with our ESG committee and our Board of Directors’ Nomination and Governance Committee to evaluate the findings.

In 2022, our initial key focus was on Greenhouse Gas (GHG) Emissions. GHG emissions were the foremost priority identified in our Materiality Matrix and represent a clear global significance for companies, consumers, and other stakeholders. In 2022, Cryoport engaged an ESG advisor to assist in creating a report of our estimated global GHG emissions during 2021.

In 2023, Cryoport again engaged an ESG advisor to assist in creating a report of our estimated global GHG emissions during 2022. The results of that report are summarized below in the discussion of GHG Emissions.

Cryoport plans to continue to calculate an annual carbon footprint. Conducting an annual carbon footprint not only allows Cryoport to track changes (i.e., increases or reductions in emissions, fuel usage, or energy usage by facility), but will also be helpful in ultimately setting emission reduction targets.

We are also considering focusing on another topic within our materiality matrix (e.g., resource efficiency) to further our ESG journey.

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Corporate Governance
Environmental
As Cryoport continues to grow its business in a way that is considerate of our global community, we are committed to protecting our planet by using our world’s resources sensibly and minimizing our emissions and waste on a global basis. From an environmental standpoint, one example of our sustainability efforts is our cryogenic Cryoport Express® Shipper, which uses the non-hazardous dry vapor form of liquid nitrogen and proprietary informatics to drive efficiencies in the use of resources throughout our company. This service offering also employs multi-use and recyclable packaging. Knowing that there is much more to do to aid in our environmental efforts, we have recently developed a system to collect data on a global scale for the purpose of quantifying the impact of all our environmental initiatives so that we can demonstrate our achievements on this important matter to our stockholders, customers, and other interested stakeholders.

Greenhouse Gas Emissions (GHGs)
The following is a summary of the report on our estimated global GHG emissions during 2021 and 2022.

Methodology
We used the World Resource Institute’s Greenhouse Gas Protocol - Corporate Accounting and Reporting Standard (Revised Edition) to calculate the company’s GHG emissions. The standard provides accounting tools to measure, manage, and report on GHG emissions. This protocol classifies emissions into three “scopes.” Scope 1 emissions includes direct GHG emissions, which occur from sources that are owned or controlled by a company. Scope 2 emissions include indirect GHG emission from purchased electricity. Scope 3 emissions include all other indirect GHG emissions.

Organizational Boundary
The reporting boundary for the purposes of the report is Cryoport, Inc. and its consolidated subsidiaries, which includes five business units (MVE, Cryoport Systems, CRYOPDP, Cryogene and Cell & Co.) and 56 facility locations across 16 countries (United States, China, Netherlands, Portugal, France, Belgium, United Kingdom, Poland, Germany, Singapore, India, South Korea, Australia, Spain, Ireland, and Japan) in 2022

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Scope
The scope of the report includes our Scope 1 emissions (Direct) and Scope 2 emissions (Indirect emissions from purchased electricity), but generally excludes Scope 3 emissions (Other indirect emissions). However, we did quantify Scope 3 emissions from business travel for one business unit, downstream transportation from one business unit, and waste for two business units because the data was readily available to quantify such emissions. The following sources of emissions were included in the scope of the report for the identified business units:

Some of the Scope 3 emissions that contribute to our global carbon footprint, but for which we determined that data was not reasonably available for us to quantify in this report include, but are not limited to, transportation and distribution provided by third parties in the performance of our services; use and end-of-life treatment of sold products; and purchased goods and services.

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Assumptions

We used various assumptions to quantify GHG emissions in the report. As with any projections or estimates, actual results or numbers may vary based upon factors such as variations in processes and operations, availability and quality of data, and methodologies used for measurement and estimation. Changes to emission estimates may occur if updated data or emission methodologies become available. The following are some primary assumptions or estimates that we made in the 2022 report:

Stationary Combustion – Natural Gas. Natural gas usage for heating was estimated for several company locations based on spend data and regional utility rates.

Mobile Sources – Vehicle Fuel Consumption. For fleet vehicles where actual fuel usage was not available, vehicle fuel consumption was estimated based on the miles driven and average fuel economy of the vehicle type.

Purchased Electricity (Location-Based). Electricity usage was estimated for several company locations based on either (i) square footage using a US average intensity for offices of 13.6 kWh/ft2, or (ii) spend data and regional utility rates, depending on what information was available.

Utility Estimations. When there were gaps in electricity or natural gas data, the average of the prior and following months data was used to estimate the missing information.

Results

Our 2021 and 2022 Total Emissions, as calculated in the 2021 and 2022 reports, are as follows:

[1]  The reduction of Total Emissions from Mobile Sources is primarily due to a change in emission factors used to determine CRYOPDP mobile sources in 2022 compared to 2021.

[2]  The reduction of Total Emissions from Purchased Electricity (Location-Based) is primarily a result of the emission factor used for our electricity purchased in China in 2022 being significantly lower than it was in 2021.

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The following charts show the percent of total emissions in 2021 and 2022 that was contributed by each type of emission quantified in the 2021 and 2022 reports:

Carbon Footprint Intensities

The following table shows our 2021 and 2022 carbon footprint intensities in relation to square feet of our facilities, revenue, and employees as calculated in our 2021 and 2022 reports.

2021	2022
Total Scope 1 + 2 (location-based) Emissions	9,602 MT CO_2-e	6,231 MT CO_2-e
Intensity by Square Footage		
Total Facility Square Footage	555,732 ft²	628,629 ft²
Emissions per Square Foot	0.01728 MT CO2-e / ft ^{2}	0.009912 MT CO2-e / ft
Intensity by Employee		
Number of Employees	795	1,024
Emissions per Employee	12.08 MT CO2-e / employee	6.08 MT CO2-e / employee
Intensity by Revenue		
Total Revenue	$223 million	$237.28 million
Emissions per $ million Revenue	43.13 MT CO2-e / $ million	26.26 MT CO2-e / $ million

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Corporate Governance
Resource Efficiency
Cryoport understands the importance of resource conservation as it relates to the efficient use of resources, reduction of our carbon footprint, and effective cost management. To that end, Cryoport strives to operate in an efficient manner to ensure the optimization of raw materials, equipment, waste, energy, and labor. We have identified thermal efficiency as the largest impact on energy conservation associated with our products. To manage this aspect of the business, our Global Logistics Center Network utilizes the International Safe Transit Association (ISTA) standard 7E to test and evaluate thermal performance against stated requirements of 10+ days of maintaining internal temperatures at or below -150[o]C. Our products comply with this standard, and in turn, the products insulative properties require less energy to maintain prescribed temperature levels.

Cryoport’s dewars do not consume any electricity, and our freezer units utilize liquid nitrogen as a cooling agent, which is the by-product of other processes, creating a closed-loop resource that reduces additional energy associated with sourcing, procuring, and delivery of resources purchased from third parties.

We also exemplify efficiency through the development and use of the cryogenic Cryoport Express® Shipper, which uses the non-hazardous dry vapor form of liquid nitrogen and proprietary informatics to drive efficiencies in the use of resources throughout our company. Our Cryoport Express Shipper is also a multi-use offering with recyclable packaging.

In addition, Cryoport measures the effectiveness and efficiency of our production practices by tracking the amount of scrap material disposed of or sold on an annual basis. Stainless steel products that do not meet our stringent specification are reworked into our process to create new products that meet specifications, diverting the material from landfill and scrap recycling for beneficial reuse as new product. Any scrap metal that does not meet specification and cannot effectively be reworked into new product is recycled by third party recycling partners.

Supporting Our People
Cryoport’s global team of employees are our most valuable resource, from our teams on the front line in our global supply chain and logistics centers, to our manufacturing operations, to our business development personnel, to the engineers who design our products and services, to our quality assurance and regulatory teams that assure the safety, quality, compliance, and integrity of our products.

As of December 31, 2023:
• Total Headcount: 1,170 (Full-Time 1,019, Part-Time 11, Contingent 140)
• Languages Spoken: 20
• Countries: 17
• Average Years of Service: 5.33 Years

Our success depends on the health, talent, and dedication of our global team. As we grow our team, we strive to retain, develop, and provide advancement opportunities for our employees. We endeavor to make Cryoport a superior growth workplace with a diverse, inclusive, and equitable environment where all team members have the opportunity to flourish.

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Diversity, Equity & Inclusion (DEI)
We are committed to inclusion, equity, and diverse representation for our employees across our Company. Cryoport is an Equal Employment Opportunity employer and currently tracks gender distribution across its operations and management. We maintain clear policies related to anti-harassment, discrimination, and retaliation, and provide an anonymous, third party-managed reporting hotline for employees to report incidents of harassment, discrimination, and policy violations. We provide annual online corporate training programs on harassment, diversity and inclusion, business ethics and code of conduct. In addition, Cryoport’s recruiting programs include targeted outreach to a variety of under-represented constituents, including minorities, women, veterans, and disabled populations to help improve recruiting efforts while gaining valuable insights from a diverse set of recruits. Cryoport has partnered with or targeted organizations like Hire Heroes, Career OneStop, recruiting at Historical Black Colleges, Accounting and Financial Women’s Alliance, and Women in Technology.

Human Resources (“HR”) departments in each Cryoport business unit manage HR priorities, including team member career development, engagement, and health and wellness. Our Corporate HR department promotes consistency of policies across operating companies and manages executive development and team member benefits.

Cryoport understands that some of the industries in which we operate, including manufacturing, are typically male dominated. As of December 2023, women represented a total of approximately 33% of all employees, 29% of all managers, 36% of all directors, and 20% of all senior leadership positions (Vice President and above). Cryoport understands that there is work to be done to create a more equitable and representative senior leadership team and continue to push gender diversity throughout its operations.

We are committed to offering competitive compensation that accounts for geography, industry, experience, and performance. Our compensation programs and practices are designed to attract new employees, motivate, and reward performance, drive growth and support retention. Compensation at Cryoport includes base wages and generally includes incentive opportunities, such as equity incentive awards and/or cash bonuses.

Employee Health & Safety
Safety is a priority in every aspect of our business. Across our companies, we are committed to making our workplaces and communities safer for our employees, customers, and the public. Our corporate philosophy is embedded in our day-to-day work through rigorous policies and continual education.

Cryoport’s Employee Health & Safety (EHS) programs have resulted in strong safety performance, as demonstrated by our total injury rate (TIR) and lost time injury rate (LTIR) being significantly lower than the global industry averages. Facilitated by our culture of continuous improvement, we are committed to continue to work toward reducing our TIR and LTIR numbers even further.

To understand and improve our safety performance, we evaluate our operational performance across a variety of indicators—including lost-time-injury rate

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(LTIR)—on a daily basis. In 2023, our LTIR was 1.79, compared to 1.23 in 2022. In addition to looking at lagging indicators of safety performance, we frequently evaluate the effectiveness of new metrics, including leading indicators, as we strive to improve our safety performance. Cryoport’s operating companies are responsible for implementing policies and procedures aligned with international standards that account for their business and the associated health and safety risks.

Innovating Responsibly
Cryoport recognizes the role we play in protecting the health and safety of current and future generations through services and solutions that promote sustainability, resilience, and respect for the environment. We strive for a product base that is of the highest quality and with long use phases to minimize impact associated with production of new product, and Cryoport reviews opportunities to eliminate materials of concern and related managed waste streams on a regular cadence.

Product & Service Quality
As a temperature-controlled supply chain provider to the life sciences industry, Cryoport must comply with the safe transportation of regulated hazardous materials. As a result, we have designed and developed several features in its various products to comply with US DOT, IATA, ICAO, and other regulatory and guidance bodies. Additionally, safety warnings are included in our product labeling as well as our manuals. Our products are designed to conform to the following standards (where applicable):
• ISO 13485 (Section 7.3 Design and Development, ISO, QMS)
• ISO 14971 Application of Risk Management, ISO
• Medical Device Directive Medical Devices Directive 93/42/EEC, and Directive 2007/47/EC amending Council Directive 93/42/EEC concerning medical devices
• Low Voltage Directive (LVD) (2014/35/EU)
• Electromagnetic Compatibility Directive (2014/30/EU)
• RoHS 2 (2011/65/EU) (we are actively working on RoHS 3 and REACH)
• Safety Requirements For Electrical Equipment For Measurement, Control, And Laboratory Use - Part 1:
• General Requirements [UL 61010-1:2012 Ed.3+R:29Apr2016]
• Safety Requirements For Electrical Equipment For Measurement, Control, And Laboratory Use – Part 1:
• General Requirements (R2017) [CSA C22.2#61010-1-12:2012 Ed.3+U1; U2]
• IEC 60601-1 - Medical electrical equipment - Part 1: General requirements for basic safety and essential performance
• IEC 61326-1:2012 - Electrical Equipment For Measurement, Control And Laboratory Use - EMC Requirements - Part 1: General Requirements
• ASME SEC. VIII Pressure Vessel Code (Fusion Only)
• EU Pressure Equipment Directive (EU97/23/EC) (Fusion Only)
• FCC 47 CFR Class B Verification (Fusion Only)
• IEC 62304 Medical device software — Software life cycle processes

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These standards are woven into our development methodology used to design all new products within the organization. This development process includes a risk management assessment done in accordance with ISO 14971 that identifies hazards and mitigates risks via design improvements, process improvement, and warnings (including labels and safety information shipped with the product).

We pride ourselves on our exceptional operational quality. In 2023, we estimate that our temperature-controlled supply chain solutions focused on cell and gene therapies had a 99.95% delivery success rate and, due to this performance, we estimate that 19,758 additional patients were able to receive therapies over the past 24 months. In 2023, we estimate that our CryoStork® solution had a 99.99% delivery success rate and, due to this performance, we estimate that 1,952 intended parents are potentially able to have successful cycles resulting in the birth of a child on an annual basis because of our CryoStork® solution.

While rare, recalls of product may become necessary. The primary responsibility for recall management lies with our Vice President of Quality Assurance and Regulatory Affairs for manufacturing. The executive staff is involved in decision and implementation processes depending upon the specifics of any recall required. Customer service personnel, sales staff and other resources would then be utilized in reaching all distributors and direct end users. Results of recalls are evaluated daily until the recall is closed. There were no product recalls during 2023.

Product Lifecycle Management
Cryoport creates unique products with long-term use in mind. Cryoport products are primarily constructed of recyclable aluminum or stainless steel, and we approach the extension of product lifecycles through the following four areas:
• Longevity
• Reparability
• Reusability
• Recyclability

We strive for a product base with long use phases to minimize impact associated with production of new product. At our MVE Biological Solutions production facility, in 2023, we manufactured cryogenic freezer units that we estimate utilize approximately 1/1865 of the energy used by conventional mechanical freezers used for similar applications. For example, we estimate our freezer production displaced annual electricity consumption by 183,225,534 kWh from what would otherwise be consumed from alternative products. This amount of electricity could power 16,132 homes annually. We estimate that this reduction in energy consumption from our freezer lines alone equates to 51,610,701 pounds of GHG emissions avoided or the emissions equivalent to 15,303 passenger vehicles driven for one year.

Cryoport regularly reviews opportunities to eliminate the use of materials considered hazardous and related managed waste streams on a regular cadence. Cryoport does not utilize any substances of concern in our

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products; We do currently utilize minimal quantities of hazardous materials that are not listed substances of concern in our operations, primarily in the form of isopropanol, epoxies, butyl cellosolve, lacquer thinner, paint, hyamine and isopropyl alcohol. These materials and the insignificant quantities of hazardous wastes generated in our production facilities are managed in compliance with all state and federal regulations. Any hazardous waste that is generated is tracked and managed with an overall goal of eliminating hazardous materials where possible.

Cryoport strives to have a conflict-free supply chain and is committed to working with its suppliers to increase transparency regarding the origin of minerals contained in its products, including minerals identified as conflict minerals (tin, tungsten, tantalum, and gold), and has adopted a Conflict Minerals Policy, which is available on our website at www.cryoportinc.com on the “Investor Relations: Governance” page under the heading “Governance Documents.”

Governing Ethically
Cryoport recognizes constructive supplier relationships as essential to our ability to meet customer requirements for quality solutions. We expect our business partners to share our commitment to ethics, integrity, compliance, safety, human rights, data security, and environmental protection. By the same token, as a provider accountable to thousands of companies worldwide, we pledge, through our ESG performance, to meet or exceed our clients’ requirements for the same.

Business Ethics
Our Code of Ethical Business Conduct (the “Code of Ethics”) applies to our directors and all employees, including our Chief Executive Officer and Chief Financial Officer and is available on our website at www.cryoportinc.com on the “Investor Relations: Governance” page under the heading “Governance Documents.” We intend to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethics by posting such information on our website.

The Code of Ethics serves as the foundation of our corporate integrity and compliance program. We are committed to operating with honesty, truthfulness and transparency in accordance with the highest ethical and corporate governance standards – mutual respect, integrity and trust are our foundation. Our policies are clearly defined, published in local languages where applicable, and include guidance on topics including, but not limited to:
• Corruption
• Anti-Trust and Anti-Competitive Behavior
• Insider Dealings
• Gifts
• Bribes (e.g., explicit prohibition of facilitation payments)
• Conflicts of Interest
• Intellectual Property
• Protection of human rights
• Prohibition of child, compulsory, or forced labor

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• Zero-tolerance policies against slavery and human trafficking
• Compliance
• Truthful and accurate reporting
• Interactions with Healthcare professionals
• Whistleblower protections (including non-retaliation)
• Political Activity and Contributions (e.g., explicit prohibition of contribution of any kind to any candidate or political party by the Company without express prior approval of the Board of Directors – this covers both direct contributions and indirection support; no political contributions or lobbying have been made in recent years)

Additionally, Cryoport does not conduct clinical trials, animal testing or use human tissue of any kind in the manufacture or design of our products.

Our officers, directors, and managers are responsible for promoting the principles within the Code of Ethics and fostering a culture of ethical conduct. Every new hire is introduced to the Code of Ethics through training and orientation.

Our commitment to doing the right thing depends on our employees’ being comfortable in reporting any suspected violations of law or unethical conduct, and our leaders’ abilities to address suspected violations promptly, with respect. Our global policy against retaliation encourages employees to come forward to report concerns in good faith. When a matter is reported to a manager or our HR department, the concern is reviewed to determine whether it should be escalated to the legal department. The legal department also has criteria for further escalation, if necessary, to legal department management.

We regularly review and update the Code of Ethics to address the emergence of new laws or regulations or other external factors and to ensure it remains relevant and available to our global employees. We also routinely update the language in our policies, and how we present information, to ensure our employees understand the risks they face in their jobs, and steps they can take to mitigate those risks and report potential problems.

Supplier Management
Temperature-controlled supply chain support to the life sciences industry is critical to all that Cryoport does; therefore, we take an active approach to managing suppliers and partners to ensure that appropriate compliance, health, safety, labor practices, and ethical standards are employed. Our internal diligence process for third-party vendors including a supplier questionnaire that is required for vendor approval and a regular auditing scheme thereafter for existing suppliers. The questionnaire is intended to verify that programs exist to manage material risk areas associated with the given supplier’s operations and particular consideration is paid to bribery or other forms of corrupt activity. No suppliers are approved until this mandatory due diligence is complete and a completed assessment form is on file.

As an example of verification that programs exist to manage material risks for any given supplier, if our transportation suppliers employ or work with a Dangerous

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Goods Safety Advisor, we confirm the presence of a credentialed role responsible for overseeing activities associated with dangerous goods, including but not limited to, employee training and coaching, reporting, and monitoring of activities associated with the transportation of dangerous goods. The purpose of this inquiry is to gauge the degree of oversight over dangerous goods management by our suppliers to help ensure product and employee welfare.

Our Code of Conduct extends through our suppliers and thus sets an expectation for our suppliers to commit to operating with honesty, truthfulness and transparency in accordance to the highest ethical and corporate governance standards, as Cryoport personifies through our operations. Per our Code of Conduct, Cryoport will not tolerate the use by suppliers of forced labor in any form.

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Data Privacy & Security
Cryoport uses an outside Center for Internet Security (CIS) assessment firm to evaluate its data security controls in an effort protect our businesses and secure the information of our employees and customers. The evaluation process utilizes the CIS Critical Security Controls Capability Maturity Model Integration (CMMI) methodology, and is an ongoing initiative used to continuously improve the CMMI rating for the Company.

Our customers rely on Cryoport to securely and reliably deliver temperature-controlled supply chain solutions globally, including providing a secure online portal for order entry, tracking, condition monitoring, and for the retrieval of historic information. Protecting the privacy of our customers and vendors is essential to maintaining their trust, and we take a proactive approach to safeguard all data and ensure a secure environment. With the increasing presence and sophistication of online threats, we must ensure continuous improvement to protect our business and our customers. We regularly review our technology, policies, and practices to maintain compliance with all relevant regulations. We do not sell customers’ data to third parties. Additionally, Cryoport employees with a computer are required to complete an annual online training course on information security and data privacy. The course addresses a range of topics related to information security and data privacy, including awareness regarding social engineering and cybercrimes, protecting the workplace, and protecting data.

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Cryoport Impact Statements
Examples of some of our positive societal and environmental impacts for 2022 and 2023 include the following:

Pathway	Impacts	2022 Outcomes	2023 Outcomes
Cryoport Systems / CRYOPDP	Access for Patients	**13,718** additional patients were able to receive therapies over past 24 months	**19,758** additional patients were able to receive therapies over past 24 months
CryoStork ®	Patient Success & Satisfaction	**1,641** Intended Parents able to have successful cycles resulting in the birth of a child	**1,952** Intended Parents able to have successful cycles resulting in the birth of a child
MVE Biological Solutions	Energy Saved	**166,225,209** kWh annual energy reduction, equating to **136,733,034** pounds of GHG emissions avoided	**183,225,534** kWh annual energy reduction, equating to **51,610,701** pounds of GHG emissions avoided
CRYOGENE	Energy Saved	**1,398,686** pounds of GHG emissions avoided due to renewable energy generation	**1,869,763** pounds of GHG emissions avoided due to renewable energy generation

Our positive impacts for 2022 and 2023 were based on the following:

Access to Patients. Our calculation of the number of additional patients that were able to receive therapies was based our success rate for shipments, which is higher than the average success rate in the cold chain markets of 80%, pursuant to Rodrigue, J-P (2020), The Geography of Transport Systems, Fifth Edition, New York: Routledge.

Patient Success & Satisfaction. Our calculation of the number of intended parents able to have successful cycles resulting the birth of a child is based on the weighted average chance of a live singleton birth per intended egg retrieval across women of all ages of 27.23% as reported in the 2020 Society for Assisted Reproductive Technology (SART) Clinic Summary Report (CSR).

Energy Saved – MVE Biological Solutions. Our calculation of energy reduction is based on the reduced energy consumption from MVE freezer use compared to the average energy consumed by operation of mechanical freezers, which we assumed to be 31.7 kWh/day based on product specifications from a mechanical freezer manufacturer.

Energy Saved – CRYOGENE. CRYOGENE consumed 1,835,888 kWh of energy from renewable resources in 2022. Our calculation of GHG emissions avoided is based on the output mission rates for GHG emissions from the EPA eGRID data (2021) for the Electric Reliability Council of Texas (ERCOT).

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Corporate Governance
How can stockholders communicate with the Board?
The Board encourages stockholders to send communications about bona fide issues concerning the Company to the Board or specified members through its Nomination and Governance Committee. All such communications, except those related to stockholder proposals discussed under the heading “Stockholder Proposals for Next Annual Meeting,” must be sent to the Nomination and Governance Committee Chair at the Company’s offices at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027. Any such communication will be promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Nomination and Governance Committee Chair, to be improper for submission to the intended recipient or recipients.

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Ownership of Securities
The following table sets forth information with respect to the beneficial ownership of the Company’s common stock and Series C Preferred Stock as of March 18, 2024 by (i) each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock or Series C Preferred Stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) and all of our current executive officers and directors as a group.
Percentage of beneficial ownership is calculated based on (i) 49,164,478 shares of common stock and (ii) 200,000 shares of Series C Preferred Stock, which are convertible into 5,984,571 shares of common stock within 60 days of March 18, 2024. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable within 60 days of March 18, 2024 pursuant to the exercise, conversion or vesting of stock options, preferred stock, restricted stock rights (“RSRs”) or other securities, applicable.
To calculate a stockholder’s percentage of beneficial ownership of common stock, we include in the numerator and denominator those shares of common stock underlying options, RSRs and convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, RSRs and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Furthermore, unless otherwise indicated, the business address of each person is c/o Cryoport, Inc., 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027.
Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series C Preferred Stock Beneficially Owned	Percentage of Shares of Series C Preferred Stock Beneficially Owned
Named Executive Officers and Directors:
Jerrell W. Shelton	3,373,734(1)	6.5%	—	—
Richard Berman	158,656(1)	*	—	—
Robert Hariri, M.D., Ph.D.	229,133(1)	*	—	—
Ramkumar Mandalam, Ph.D.	308,772(1)	*	—	—
Daniel Hancock	114,060(1)	*	—	—
Ram M. Jagannath	—	—	—	—
Linda Baddour	55,457(1)	*	—	—
Robert S. Stefanovich	819,944(1)	1.6%	—	—
Mark W. Sawicki, Ph.D.	329,544(1)	*	—	—
All directors and executive officers as a group (10 persons)	5,389,300(1)	10.1%	—	—

Other Stockholders:
Brown Capital Management LLC	6,754,317(2)	13.7%	—	—
Entities affiliated with The Blackstone Group Inc.	6,437,967(3)	11.7%	200,000(3)	100%
Morgan Stanley	4,141,522(4)	8.4%
The Vanguard Group	3,657,661(5)	7.4%	—	—
BlackRock, Inc.	3,568,644(6)	7.3%	—	—
Cadian Capital Management, LP	3,464,079(7)	7.0%	—	—
*	Represents less than 1%
(1)
Includes shares which individuals shown above have the right to acquire as of March 18, 2024, or within 60 days thereafter, pursuant to outstanding stock options and unvested RSR’s as follows: Mr. Shelton — 2,734,460 shares; Mr. Berman — 58,656 shares; Dr. Hariri — 224,522 shares; Dr. Mandalam 273,690 shares; Mr. Hancock — 99,522 shares, Ms. Baddour — 41,872 shares, Mr. Stefanovich — 546,964 shares and Dr. Sawicki — 274,779 shares. With respect to Mr. Stefanovich, also includes 165,000 shares held by the Jerrell W. Shelton 2021 GST Exempt Trust, over which Mr. Stefanovich has sole voting and dispositive power.

(2)
According to the Schedule 13G/A filed by Brown Capital Management, LLC on February 14, 2024, the shares reported by Brown Capital Management, LLC are beneficially owned by Brown Capital Management, LLC and Brown Capital Management Small Company Fund. Brown Capital Management LLC holds the sole power to vote or direct the vote with respect to 3,636,984 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 6,754,317 shares, and shared dispositive power with respect to 0 shares. The foregoing shares includes shares reported to be beneficially owned by Brown Capital Management Small Company Fund, which holds the sole power to vote or direct the vote with respect to 3,570,760 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,570,760 shares, and shared dispositive power with respect to 0 shares. The address for these entities is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(3)
Represents (x) 443,057 shares of common stock and 195,439 shares of Series C Preferred Stock, which are convertible into 5,614,933 shares of common stock, directly held by Blackstone Freeze Parent L.P. and (y) 10,339 shares of common stock and 4,561 shares of Series C Preferred Stock, which are convertible into 131,037 shares of common stock, directly held by Blackstone Tactical Opportunities Fund—FD L.P.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Blackstone Tactical Opportunities Associates III – NQ L.P. is the general partner of Blackstone Tactical Opportunities Fund – FD L.P. BTO DE GP – NQ L.L.C. is the general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. Blackstone Holdings II L.P. is the managing member of BTO DE GP – NQ L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P.
BTO Holdings Manager L.L.C. is the general partner of Blackstone Freeze Parent L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.
Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(4)
According to the Schedule 13G filed by Morgan Stanley on February 8, 2024, the shares reported by Morgan Stanley are beneficially owned by Morgan Stanley, which has the sole power to vote or direct the vote with respect to 0 shares, shared voting power with respect to 4,088,185 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 4,141,522 shares, and Morgan Stanley Capital Services LLC, which has the sole voting power with respect to 0 shares, shared voting power with respect to 4,005,390 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 4,005,390 shares. The address for these entities is 1585 Broadway, New York, NY 10036.

(5)
According to the Schedule 13G/A filed by The Vanguard Group on February 13, 2024, the shares reported by The Vanguard Group are beneficially owned by The Vanguard Group, which has the sole power to vote or direct the vote with respect to 0 shares, shared voting power with respect to 72,689 shares, sole dispositive power with respect to 3,538,968 shares, and shared dispositive power with respect to 118,693 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)
According to the Schedule 13G/A filed by BlackRock, Inc. on January 26, 2024, the shares reported by BlackRock, Inc. are beneficially owned by BlackRock, Inc., which holds the sole power to vote or to direct the vote of 3,493.288 shares, shared voting power with respect to 0 shares, and sole dispositive power with respect to 3,568,644 shares, and shared dispositive power with respect to 0 shares. The shares are owned, directly or indirectly, by BlackRock, Inc., or its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., Blackrock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. The address for these entities is 50 Hudson Yards, New York, NY 10001.

(7)
According to the Schedule 13G filed by Cadian Capital Management, LP on February 14, 2024, the shares reported by Cadian Capital Management, LP are beneficially owned by Cadian Capital Management LP, Cadian Capital Management GP, LLC, and Eric Bannasch, which each have the sole voting power with respect to 0 shares, shared voting power with respect to 3,464,079 shares, sole dispositive power with respect to 0 shares, shared dispositive power with respect to 3,464,079 shares. The address for these entities is 535 Madison Avenue, 36th Floor, New York, NY 10022.

Cryoport Inc	44	2024 Proxy Statement

Proposal 2 To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2024
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to audit the Company’s consolidated financial statements for the year ending December 31, 2024. The Board, upon the recommendation of the Audit Committee, has ratified the selection of Deloitte as the Company’s independent registered public accounting firm for 2024, subject to ratification by the stockholders. Deloitte served in this capacity for the year ended December 31, 2023 and has reported on the Company’s December 31, 2023 consolidated financial statements. There were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
Representatives of Deloitte are expected to be present at the Annual Meeting virtually with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of Deloitte as the Company’s independent auditors is not required by our Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Required Vote
Approval of this proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for 2024 requires the affirmative vote of a majority of votes cast. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.
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Independent Registered Public Accounting Firm Fees

The following table shows the fees that were billed to us for the audit and other services provided to the Company by Deloitte in 2023 and our former independent registered public accounting firm, Ernst & Young, LLP (“E&Y”), in 2022.

	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees	$1,967,325	$2,521,000
Audit-Related Fees	—	—
Tax Fees	—	25,000
Other Fees	1,895	—
Total Fees	$1,969,220	$2,546,000
The fees billed to us by Deloitte and E&Y during or related to the years ended December 31, 2023 and 2022, respectively, consist of audit fees, audit-related fees and tax fees, as follows:
Audit Fees

Audit fees consist of the fees for professional services rendered for the audit of our financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, accounting consultations, and those services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements for the fiscal year, such as consents and other services related to SEC matters.

Audit-Related Fees
Audit-related fees consist of the fees for professional services rendered for due diligence services related to acquisitions.
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Independent Registered Public Accounting Firm Fees
Tax Fees
Tax fees consist of the fees for other permissible professional services rendered in connection with tax compliance, tax advisory and tax planning.
All Other Fees
All other fees consist of fees for services other than the services reported in audit fees, audit-related fees and tax fees.
Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chair of the Audit Committee to pre-approve services, in which case the chair communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2023 and 2022, all services billed by Deloitte and E&Y were pre-approved by the Audit Committee in accordance with this policy.

Information Regarding Change of Independent Registered Public Accounting Firms

As reported on the Company’s Current Report on Form 8-K, dated March 15, 2023, on March 9, 2023, the Company, at the direction of the Audit Committee, approved the appointment of Deloitte as the Company’s independent registered public accounting firm, beginning with the fiscal year ending December 31, 2023 and dismissed E&Y, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. E&Y had served as the Company’s independent registered public accounting firm since 2019. On March 9, 2023, the Company, with the approval of the Audit Committee, notified E&Y that E&Y was being dismissed as the Company’s independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and the subsequent interim period through March 9, 2023, the Company did not have any disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and the subsequent interim period through March 9, 2023, there were no “reportable events” as that

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Independent Registered Public Accounting Firm Fees

term is defined in Item 304(a)(1)(v) of Regulation S-K. E&Y’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

On March 9, 2023, the Audit Committee approved the appointment of Deloitte as the Company’s new independent registered public accounting firm commencing for its quarter ending March 31, 2023 and its fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and the subsequent interim period through March 9, 2023, the Company did not consult Deloitte on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

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Audit Committee Report
The Audit Committee has furnished the following report on the Company’s audit procedures and its relationship with its independent registered public accounting firm, Deloitte, for 2023.
The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Deloitte also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte that firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2023 Annual Report.
Respectfully submitted by the Audit Committee:

Richard Berman (Chair)
Daniel M. Hancock
Linda Baddour
Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.
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Proposal 3 To approve, on an advisory basis, the compensation of the named executive officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This advisory vote is commonly referred to as a “say-on-pay” proposal and is being provided as required by Section 14A of the Exchange Act. At the 2019 Annual Meeting of Stockholders, our stockholders selected one year as the desired frequency of future stockholder say-on-pay votes, and we have adopted that approach. The stockholders will be asked to vote again on the frequency of say-on-pay votes at the 2025 Annual Meeting of Stockholders.
As described in the “Compensation Discussion and Analysis” and in the accompanying tables and narrative disclosure, our executive compensation programs are designed to motivate our executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate our executive officers’ professional and personal growth. The Company seeks to provide near-term and long-term financial incentives that align the executive officers’ interest with those of the stockholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business objectives and strategies. We believe that this alignment between executive compensation and stockholder interests has driven corporate performance over time.
The Board and Compensation Committee make executive compensation decisions every year, and our directors look to the annual advisory vote for information to consider when they make decisions with respect to our compensation philosophy, policies, and practices. Please read the “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for information about these design changes and other information to inform your vote on this Proposal 3. Accordingly, we are asking our stockholders to vote “FOR” the following non-binding, advisory resolution on the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement:
“RESOLVED, that the stockholders of the Company APPROVE, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
We urge you to read the “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for additional details on the Company’s executive compensation, including our governance, framework, components, and the compensation decisions for the named executive officers for the fiscal year ended December 31, 2023.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company’s executive compensation principles, policies, and procedures. The next stockholder advisory vote on the compensation of our named executive officers is expected to occur at the 2025 Annual Meeting of Stockholders.
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Proposal 3
Required Vote
Approval of this proposal and the adoption of this say-on-pay resolution requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.
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Proposal 4 To approve an amendment to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan to increase the number of authorized shares under the plan
General Information
The Company’s Board of Directors adopted the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (the “2018 Plan”) on March 27, 2018. The 2018 Plan was approved by our stockholders at the Company’s 2018 Annual Meeting. The 2018 Plan was subsequently amended by the first amendment to the 2018 Plan (the “First Amendment”) that became effective on February 25, 2021. The changes made to the 2018 Plan by the First Amendment were clarifying and administrative in nature and did not require stockholder approval. The 2018 Plan was further amended by a second amendment (the “Second Amendment”) that became effective upon stockholder approval at the Company’s 2021 Annual Meeting of Stockholders. The Second Amendment increased the total number of shares reserved and available for grant under the 2018 Plan by an additional 2,850,000 shares.
As of December 31, 2023, only 873,468 shares remained available for grant under the 2018 Plan and, assuming the current usage rate, the Company expects these remaining shares will be depleted by December 31, 2024. In order to continue to have an appropriate supply of shares available for grant under the 2018 Plan, on March 15, 2024, the Board adopted, subject to stockholder approval, an amendment to the 2018 Plan that would increase the total number of shares of common stock reserved and available for grant by an additional 2,500,000 shares (the “Third Amendment”). If stockholder approval is obtained, the Third Amendment will be effective as of the date of the Annual Meeting.
The Board believes that the increase in shares available for grant under the 2018 Plan is necessary for several reasons:
1.
The importance of aligning employees with our stockholders. Our historical equity grant practice of eligible employees receiving equity grants to incentivize them to create stockholder value has been successful to help drive Company-wide performance and promoting both employee engagement and retention.

2.
The importance of long-term incentives provided by equity compensation for our named executive officers in the Company’s overall compensation program. It also represents, along with the annual cash incentive compensation tied to pre-established goals and weightings (under which no bonus payments have been made with respect to the two previous fiscal years), a component of the named executive officers’ compensation that is “at-risk.” This compensation program has been successful in helping to align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interest. In addition, our named executive officers continue to hold a significant number of options that are fully vested and in-the-money, further aligning their interest with stockholders’ interest.

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Proposal 4
3.
Since the approval of the 2018 Plan in March of 2018, the Company has grown organically and through approximately ten acquisitions, which has increased the number of people eligible to participate in the plan from approximately 59 as of March 22, 2018 to approximately 895 as of December 31, 2023. The Company plans to continue to grow organically and through acquisitions in the future and believes it would be important to have flexibility to allow the additional eligible employees participate in the 2018 Plan. The Third Amendment ensures the Company can continue to attract, motivate, and retain its existing and future employees who will be critical to our ongoing growth.

If the Third Amendment is not approved by the stockholders, awards will continue to be made under the 2018 Plan as currently in effect to the extent shares are available.
Dilution Under the 2018 Plan
The following includes aggregated information regarding the overhang and dilution associated with the 2018 Plan and the potential stockholder dilution that would result if the Third Amendment is approved. This information is as of December 31, 2023. As of that date, there were approximately 48,971,026 shares of common stock outstanding:
•	Outstanding full-value awards (restricted stock rights and performance stock units): 1,076,629 (1.9% of our fully-diluted shares outstanding);
•
Outstanding stock options: 7,224,820 shares (12.4% of our fully-diluted shares outstanding) (outstanding stock options have a weighted average exercise price of $15.88 and a weighted average remaining term of 4.3 years);

•	The total number of shares of common stock subject to outstanding awards: 8,301,449 shares (14.3% of our fully-diluted shares outstanding);
•	Total shares of common stock available for future awards under the 2018 Plan: 873,468 shares (1.5% of our fully-diluted shares outstanding);
•
The total number of shares of common stock subject to outstanding awards (8,301,449 shares), plus the total number of shares available for future awards under the 2018 Plan (873,468 shares), represents a current fully-diluted overhang percentage of 15.8% (in other words, the potential dilution of our stockholders represented by the 2018 Plan); and

•
If the Third Amendment is approved, the total shares of common stock subject to outstanding awards as of December 31, 2023 (8,301,449 shares), plus the shares remaining available for future awards under the 2018 Plan (873,468 shares), plus the proposed new shares available for issuance under the 2018 Plan as amended by the Third Amendment (2,500,000 shares), represent a total fully-diluted overhang of 11,674,917 shares (19.3% of our fully-diluted shares outstanding) under the 2018 Plan.

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Proposal 4
For the years ended December 31, 2021 through 2023, we granted awards under the 2018 Plan as follows:
	Equity Compensation Usage
	2023	2022	2021	3-Year Avg.
Options	432,990	589,287	541,353	521,210
Restricted Stock Rights	667,319	526,821	392,940	529,027
Total Awards	1,100,309	1,116,108	934,293	1,050,237
Gross Usage (% Outstanding)	2.26%	2.28%	2.03%	2.19%
Adjusted Gross Usage (% Outstanding)[1]	1.88%	1.76%	1.54%	1.73%
Weighted Average Shares Outstanding	48,737,377	48,987,295	45,927,591	47,884,088
Number of people eligible to participate in the 2018 Plan	895	841	649
[1]
Adjusted Gross Usage normalizes for the difference in grant date fair value between options and RSUs. Adjusted usage rate reflects grant date fair value of awards granted as a percent of company market capitalization at the time of grant.

In determining the number of shares to request for approval under the Third Amendment, our management team worked with Frederic W. Cook & Co., Inc., the Compensation Committee’s independent compensation consultant, and the Compensation Committee to evaluate a number of factors.
If the Third Amendment is approved, we intend to utilize the shares authorized to continue our practices of incenting new hires through new-hire grants and incenting key individuals through annual equity grants. Our Compensation Committee would retain full discretion under the 2018 Plan to determine the number and amount of awards to be granted under the 2018 Plan, subject to the terms of the 2018 Plan, and future benefits that may be received by participants under the 2018 Plan are not determinable at this time.
As noted above, as of December 31, 2023, 873,468 shares remained available for future awards under the 2018 Plan. If the Third Amendment is approved, as of the effective date of the Third Amendment (May 17, 2024), a total of 3,373,468 shares (comprised of the 873,468 shares that remained available for future awards as of December 31, 2023, plus the newly added 2,500,000 shares), less any shares subject to awards granted between December 31, 2023 and May 17, 2024, will be available for future awards under the 2018 Plan (subject to the terms of the 2018 Plan, including adjustments for changes in capitalization and the share counting/recycling provisions).
We believe that we have demonstrated a commitment to prudent equity compensation practices. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our allocation of equity incentive compensation. Our equity compensation practices are designed to be competitive and consistent with market practices and to support retention, performance, and alignment with stockholders. We believe our historical share usage has been responsible and mindful of stockholder interests, including:
1.
Burn rate management and responsiveness: We have maintained a disciplined approach to equity usage amidst significant stock price volatility. This is illustrated by the Company maintaining a share-equivalent gross burn rate in the range of 2.0% - 2.3% over the past three years (and net burn rate of 1.8% to 2.0% during the same period), which required reducing grant value from $39.6 million in 2021 to $18.3 million in 2023 (based on the number of awards granted

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Proposal 4
multiplied by the weighted average fair value of such awards, in each case). The Company works with its consultant to regularly evaluate how the Company’s equity usage compares to market practice. The most recent assessment determined that the Company’s adjusted gross usage, which is the most comparable data point across companies, ranged from 1.5% to 1.9% over the past three years, which was at or below the peer group median of 1.9%.
2.
Principled use of stock options: We have provided the majority of executives’ long-term incentives tied to stock performance in the form of premium-priced stock options, where value cannot be realized unless share price increases by more than 10% from the stock price on the date of grant, thereby directly aligning participants’ interests with those of shareholders.

3.	Managing dilution:
•	The Company’s outstanding dilution has decreased from 15.6% as of December 31, 2020 to 14.3% as of December 31, 2023.
•
Starting in 2021, the Company switched from granting options that expire 10 years after issuance to granting options that expire 7 years after issuance as one means of managing dilution and is expected to further reduce dilution over time; notably, as of December 31, 2023, there were 1,982,033 options outstanding that were issued more than seven years ago (i.e., issued prior to January 1, 2017), which represents 3.4% of our fully-diluted shares outstanding as of December 31, 2023. Such awards will expire by December 31, 2026.

4.
Shareholder proposal is reasonably sized: We believe that the additional shares from the Third Amendment will be sufficient to cover the Company’s equity compensation needs for approximately three years and will allow the Company sufficient flexibility to execute its long-term strategy while ensuring shareholders have an opportunity to regularly indicate their support.

The closing price of our common stock, as reported on The Nasdaq Capital Market on March 28, 2024 was $17.70 per share. If the Third Amendment is approved by the stockholders, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the shares authorized for issuance under the Third Amendment.
SUMMARY OF 2018 PLAN
The following is a summary of the material terms of the 2018 Plan, as amended by the First Amendment, Second Amendment and the proposed Third Amendment. The summary is qualified by reference to the full text of the 2018 Plan, as amended by the proposed Third Amendment, a copy of which is attached to this Proxy Statement as Appendix A. Capitalized terms used in the summary below but not defined therein have the meanings given to such terms in the 2018 Plan.
Administration
The 2018 Plan is administered by the Compensation Committee. At all times during which the Compensation Committee is administering the 2018 Plan it shall be comprised of at least two (2) members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act if required to meet the conditions for exemption from Section 16(b) of the Exchange Act and “independent” for purposes of for purposes of the applicable NASDAQ Listing Rules. The Compensation Committee, by majority action, is authorized to interpret the 2018 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2018 Plan,
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Proposal 4
to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2018 Plan, to the extent they are not inconsistent with the 2018 Plan.
The Compensation Committee shall have the authority, in its sole discretion, to determine: (a) the participants who are entitled to receive awards under the 2018 Plan; (b) the types of awards; (c) the times when awards shall be granted; (d) the number of awards; (e) the purchase price or exercise price, if any, and the period(s) during which such awards shall be exercisable (whether in whole or in part); (f) the restrictions applicable to awards; (g) the form of each award agreement, which need not be the same for each participant; (h) the other terms and provisions of any award, which need not be the same for each participant, including, but not limited to, whether and to what extent, and in what circumstances an award may be settled in cash, stock, other awards, or other property or whether an award may be cancelled, forfeited, exchanged or surrendered; (i) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee deems appropriate; (j) whether to establish, adopt or revise any rules and regulations as it deems necessary or advisable to administer the 2018 Plan; (k) whether to correct any defects and reconcile any inconsistencies in the 2018 Plan or any award agreement; and (l) the rules, procedures, regulations, or subplans that it deems necessary or appropriate to interpret and administer the 2018 Plan in foreign countries for participants providing services outside of the United States.
Stock Subject to 2018 Plan
The total number of shares of stock available for grant under the 2018 Plan, as amended by the proposed Third Amendment, will be 10,350,000, subject to adjustment upon the occurrence of any of the events described in the 2018 Plan. The shares of common stock to be delivered under the 2018 Plan may consist, in whole or in part, of authorized but unissued stock or shares purchased on the open market or treasury stock not reserved for any other purpose.
Solely for purposes of calculating the number of shares available for grant under the 2018 Plan, the following share counting rules shall apply:
•	The number of shares of available for grant under the 2018 Plan shall be reduced by one share for each share subject to awards granted under the 2018 Plan.
•
If any award granted under the 2018 Plan, or any award outstanding under any Prior Plan after the effective date terminates, expires, or lapses for any reason, or is settled in cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, then in each such case, the number of shares subject to such award shall again be available or added to the shares available for grant under the 2018 Plan on a one-for-one basis.

•
In the event that any shares are tendered or withheld to pay the exercise price of a stock-settled stock appreciation right or option (for example, through a broker-assisted “cashless” exercise of an option) or an option granted under any Prior Plan (or a portion thereof), then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the 2018 Plan on a one-for-one basis.

•
In the event that any shares are tendered or withheld to satisfy a tax withholding obligation arising in connection with an award or Prior Plan award, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the 2018 Plan on a one-for-one basis.

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Proposal 4
Individual Limitations on Awards
Subject to adjustment: (i) the maximum number of shares of stock that may be granted to any one participant during any one calendar year with respect to one or more stock option or stock appreciation rights awards is 1,000,000; (ii) the maximum number of shares of stock that may be granted to any one participant during any one calendar year with respect to one or more awards other than stock option or stock appreciation rights awards is 1,000,000.
Non-Employee Director Compensation Limit
The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year as a non-employee director, shall not exceed $750,000.
Eligibility
All employees, officers, non-employee directors of, and consultants to, the Company or an Affiliate, as determined by the Compensation Committee, are eligible to participate in the 2018 Plan. As of December 31, 2023, there were approximately 888 employees, including officers, and seven non-employee directors eligible to participate in the 2018 Plan. The Company also uses the services of advisors and consultants, but the Company has a long-standing practice of not granting awards under the 2018 Plan to its advisors and consultants, and at this time does not foresee changing that practice.
Awards Available Under the 2018 Plan
The following types of awards may be granted pursuant to the 2018 Plan: options, SARs, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock grant awards, and stock unit awards.
Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2018 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2018 Plan will be at least 100% of the fair market value of Company stock on the grant date. No option may be exercised more than ten (10) years from the grant date. The Compensation Committee will determine the methods by which the exercise price of an option may be paid, including, without limitation, cash, previously acquired shares of stock, any net-issuance arrangement, any broker-assisted “cashless exercise” arrangement, or by a combination thereof. A participant will have no rights as a stockholder with respect to options until the record date of the stock purchase.
Restricted Stock Rights. The Compensation Committee may grant restricted stock rights awards under the 2018 Plan. A restricted stock right award gives the participant the right to receive a specified number of shares of stock, or cash equal to the fair market value of a specified number of shares of stock, subject to such conditions and/or restrictions as the Compensation Committee may impose. Settlement of the award will not occur until the specified conditions and/or restrictions lapse. The restrictions typically involve the achievement of specified performance goals and/or the continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock right is subject to restrictions, the participant forfeits the unvested restricted stock rights. During the period of restriction, participants holding restricted stock rights have no voting rights with respect to the award.
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Proposal 4
Restricted Stock. The Compensation Committee may grant restricted stock under the 2018 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.
Performance Shares. The Compensation Committee may grant performance share awards under the 2018 Plan. A performance share award grants the participant the right to receive a specified number of shares depending on the satisfaction of any one or more performance goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Compensation Committee.
Performance Share Units. The Compensation Committee may grant performance share unit awards under the 2018 Plan. A performance share unit award gives the participant the right to receive a specified number of shares of stock, cash, or a combination thereof, depending on the satisfaction of any one or more performance goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Compensation Committee.
Performance Cash Awards. The Compensation Committee may grant performance cash awards under the 2018 Plan. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of any one or more performance goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Compensation Committee.
Stock Appreciation Rights. The Compensation Committee may grant SARs under the 2018 Plan. A SAR gives the participant the right to share in the appreciation in value of one (1) share of stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the settlement date over (ii) the base value of the SAR, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash or shares, or a combination thereof. Each SAR shall expire at such time or times specified by the Compensation Committee, provided that all SARs shall last no later than ten (10) years from the grant date.
Stock Grant Awards. The Compensation Committee may grant stock grant awards under the 2018 Plan. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Compensation Committee) a designated number of shares of stock free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Compensation Committee. A stock grant award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.
Stock Unit Awards. The Compensation Committee may grant stock unit awards under the 2018 Plan. A stock unit award gives the participant the right to receive a designated number of shares of stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of stock, in the future free of any vesting restrictions. A stock unit award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.
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Proposal 4
Restrictions
The Compensation Committee may impose such restrictions on any awards under the 2018 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.
Change in Control
The 2018 Plan generally calls for “double trigger” vesting following the closing of a transaction that results in a change in control. In other words, a participant’s unvested awards will become fully exercisable and/or vested if the participant incurs a termination of employment without cause or the participant resigns his or her employment for good reason in connection with or during the twenty-four (24) month period following a change in control.
Clawback
Every award issued under the 2018 Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy. By accepting an award, a participant agrees to return to the Company the full amount required by applicable law or Company policy.
Non-transferability
The Compensation Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the 2018 Plan, provided that in no event may an Award be transferred for value or consideration. Unless otherwise determined by the Compensation Committee, no award granted under the 2018 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2018 Plan) in favor of a spouse, or, if applicable, until the termination of any period of restriction or satisfaction of performance goals for a performance period as determined by the Compensation Committee.
Adjustment Provisions
In the event of any change in the outstanding shares of stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Compensation Committee shall make an adjustment in: (a) the number and class of shares of stock which may be delivered under the 2018 Plan; (b) the number of shares of stock set forth in the numeric limits expressed in the 2018 Plan; and (c) the number and class of and or price of shares of stock subject to each outstanding award. Notwithstanding anything in the 2018 Plan to the contrary, in the event of such transaction or event, the Compensation Committee, in its sole discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustments made pursuant to the 2018 Plan shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, in a manner consistent with the requirements of Section 424(a) of the Code.
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Proposal 4
Amendment, Modification and Termination of 2018 Plan
Subject to the Board’s right to amend or terminate the 2018 Plan at any time, the 2018 Plan will remain in effect until all awards issued under the 2018 Plan expire, terminate, are exercised or are paid in full in accordance with the 2018 Plan and any award agreement. However, no award may be granted under the 2018 Plan after the tenth anniversary of the date the 2018 Plan was originally approved by the Company’s stockholders.
The Board may at any time, and from time to time, terminate, amend or modify the 2018 Plan. Any such action of the Board shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of common stock are listed. To the extent permitted by law, the Board may delegate to the Compensation Committee the authority to approve non-substantive amendments to the 2018 Plan. Except as provided in 2018 Plan, neither the Board nor the Compensation Committee may, without the approval of the stockholders: (a) directly or indirectly reduce the purchase price, exercise price, or base value of any outstanding award; (b) increase the numeric limits set forth in 2018 Plan; (c) grant options or SARs with an exercise price or base value that is below fair market value (other than for a substitute award); (d) reprice previously granted options or SARs or take any other action that would be treated as a repricing under the rules of the NASDAQ or such other exchange on which the stock is then traded; (e) cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price and/or base value that is less than the exercise price and/or base value of the original option or SAR; (f) extend the exercise period for an option or SAR beyond ten (10) years from the grant date; (g) expand the types of awards available for grant under the 2018 Plan; or (h) expand the class of individuals eligible to participate in the 2018 Plan.
Except as provided in the next sentence, no amendment, modification, or termination of the 2018 Plan or any award shall in any manner adversely affect any award previously granted under the 2018 Plan without the consent of the holder thereof. The consent of the holder of an award is not needed if the change: (a) is necessary or appropriate to conform the award to, or otherwise satisfy legal requirements (including without limitation the provisions of Section 409A of the Code); (b) does not adversely affect in any material way the rights of the holder; or (c) is made pursuant to an adjustment as provided in in the 2018 Plan.
Tax Withholding
The Company will have the power to withhold, or require a participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any award under the 2018 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Compensation Committee will have the power to choose among such methods.
Federal Income Tax Information
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2018 Plan based on federal income tax laws in effect on January 31, 2022. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If a participant receives a stock grant or stock unit that is not subject to a substantial risk of forfeiture or a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.
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Proposal 4
Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock rights, stock grants that are not subject to a substantial risk of forfeiture, stock units, performance shares, performance share units, or performance cash awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or cash amount received on the date of exercise, lapse of restriction, payment, or settlement. Subject to the deduction limitations of Section 162(m) of the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.
A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two (2) years from the date of grant and one (1) year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the tax and the tax consequences described for nonqualified stock options will apply.
Section 409A of the Code became effective as of January 1, 2005. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2018 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2018 Plan in such a manner.
The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on net investment income.
Special Rules Applicable to Officers
In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above.
Special Rules Applicable to Participants Performing Services Outside the United States
The Compensation Committee has the authority to impose different terms and conditions on awards granted to participants providing services outside of the United States in order to accommodate differences in applicable law, rules, regulations or customs in a foreign jurisdiction.
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Proposal 4
Tax Consequences to the Company or Its Affiliates
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the Affiliate for which the participant performs services will, subject to the deduction limitations of Section 162(m) of the Code, be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code.
New Plan Benefits Table
Benefits under the 2018 Plan, as amended by the proposed Third Amendment, will depend on the Compensation Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2018 Plan participants.
Required Vote
Approval of this proposal to amend the 2018 Plan to increase the number of authorized shares under the plan requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 4.
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Compensation Discussion and Analysis
Company Performance in 2023
Our mission is to enable the life sciences to save and improve lives around the world by enabling manufacturers, contract manufacturers (CDMO's), contract research organizations (CRO's), developers, and researchers to carry out their respective business with certainty. We provide a broad array of temperature-controlled supply chain solutions for the life sciences industry. Through our platform of critical products and solutions including advanced temperature-controlled packaging, informatics, specialized bio-logistics services, bio-storage, bio-services, and cryogenic systems, we are "Enabling the Future of MedicineTM" worldwide, through our innovative systems, compliant procedures, and agile approach to superior supply chain management. We view our annual achievements in the context of our long-term goals and our mission.

With over 50 strategic international locations in 17 countries, Cryoport’s global platform provides mission-critical solutions to over 3,500 customers working with biopharma/pharma, animal health, and reproductive medicine companies, and government agencies. Our platform of solutions, together with our global team of over 1,100 dedicated colleagues, delivers a unique combination of innovative technologies and services through our industry-leading brands, including Cryoport Systems, MVE Biological Solutions, CRYOPDP, and CRYOGENE.

For the fiscal year ended December 31, 2023, we continued to make significant progress toward our long-term goals through further expanding our capabilities, including new product introductions and acquisitions as well as expanding our geographic footprint. This was achieved during a period that was marked by challenging macroeconomic and geopolitical environments. We continue to be keenly focused on achieving our corporate goals that align with our broader purpose to return long-term value to our customers and stockholders.

Among our accomplishments in the fiscal year ended December 31, 2023, were the following:
Financial and operational milestones include the following:
•	We achieved $233.3 million in revenue for 2023
•	We grew the number of clinical trials we support in the regenerative medicine space to a record 675, with 311 in Phase 2 and 82 in Phase 3
•	We grew the number of commercial cell and gene therapies we supported in 2023 to 12 commercial therapies
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•	We increased our revenue from commercial therapies by 33% compared to the prior fiscal year
•	We increased BioStorage/BioServices revenue by 45% compared to the prior fiscal year
•	A total of 17 Cryoport supported Biologic License Applications (BLAs) or Marketing Authorization Applications (MAAs) were filed in 2023
•	During 2024, we anticipate up to an additional 17 application filings, 9 new therapy approvals and an additional 7 label/geographic expansions or moves to earlier lines of treatment approved
•
We entered into a strategic collaboration with Cell and Gene Therapy Catapult (CGT Catapult) allowing Cryoport Systems to establish its first global logistics center in the U.K., a Good Manufacturing Practice (GMP)-compliant facility located within the bioscience cluster in Stevenage, U.K., at the CGT Catapult's large-scale cell and gene therapy Stevenage Manufacturing Innovation Centre

•
We entered into a strategic partnership with NIPPON EXPRESS HOLDINGS, INC. (Nippon Express) to provide temperature-controlled supply chain services for the life sciences industry on a global basis. This relationship brings together Nippon Express' industry-leading global logistics, with Cryoport Systems' fully integrated system, processes and equipment including its shipping packages, data solutions, biostorage and bioservices, and the ability to provide complete cell and gene therapy support services from upstream biomaterial collection to final delivery for dosing

•	We entered into a strategic partnership with Syneos Health to provide the CGT Industry Integrated Solution including Cryoport's IntegriCell™ platform and Supply Chain Services
•
We launched the Cryoport ELITE™ Ultra Cold Shipper, a -80°C shipper designed for gene therapies, during the second quarter of 2023. It has superior temperature management properties as well as incorporates next generation protection, handling, data collection, and management systems, including our SmartPak™ Condition Monitoring System. The Cryoport ELITE™ shipper line was developed in conjunction with one of the leaders in the gene therapy space for clinical and commercial gene therapy distribution

•
We launched the Cryoportal® 2.0, an ISO 21973 compliant and GAMP® validated, Logistics Management Platform at Cryoport Systems during the second quarter of 2023. In addition to managing all aspects of a given client shipment, it also manages all elements of the Chain of Compliance™ based aspects of the packaging as well including shipper management, requalification, and processing

•	We enhanced our ESG policies and provided updated impact statements as further outlined in this Proxy Statement
Acquisitions and Cash Position:
•
In November 2023, we acquired Tec4Med LifeScience GmbH (Tec4med), a software company, based in Darmstadt, Germany. Tec4med provides next generation pharmaceutical supply chain visibility by integrating

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COMPENSATION DISCUSSION AND ANALYSIS
condition monitoring, cloud, and artificial intelligence (AI) solutions. ISO 9001-certified, Tec4med works with pharmaceutical-compliant, ready-to-use devices and software, offering customer-specific integrations. Tec4med broadens our portfolio of condition monitoring solutions and provides additional resources and capabilities to drive new product development and accelerate our European market expansion, particularly in the DACH region (Germany, Austria, Switzerland)
•
In November 2023, we also acquired Bluebird Express, LLC (Bluebird Express), a provider of time-sensitive domestic and international transportation services with key operations centers in Los Angeles (LAX) and New York (JFK). Bluebird Express with over 20 years of experience in providing these services, is a fully accredited cargo agent certified by the International Air Transport Association (IATA) and an indirect air carrier (IAC) authorized and regulated by the Transportation Security Administration (TSA)

•	We ended 2023 with $465.9 million in cash, cash equivalents and short-term investments, which places us in a strong position to execute on our strategic goals
In summary, while 2023 was a challenging macroeconomic and geopolitical environment for us, we continued to make significant progress in building out our globally integrated supply chain platform of services, products, and solutions moving us closer to achieving our longer-term financial goals.
We executed on our strategic and tactical initiatives that we believe will fuel additional future growth, staying true to our course of leading our markets through technology innovations. We have continued to build our reputation in the markets we serve as a trusted partner and subject matter expert for temperature-controlled supply chain solutions for the life sciences and, we believe we are well positioned to execute on our future plans in 2024 and beyond.
Executive Compensation Philosophy
The Compensation Committee’s compensation philosophy is to provide compensation that will attract and maintain high-performing talent in our industry, motivate the Company’s executive officers to create long-term value and enhance stockholder value, provide a fair reward for their accomplishments, and stimulate our executive officers’ professional and personal growth. The Compensation Committee believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior not only on the achievement of near-term corporate goals, but also on the achievement of long-term business objectives and strategies.

The Compensation Committee evaluates the performance and compensation of executive officers annually to make sure that compensation remains competitive relative to compensation paid by companies of similar size operating in our industries, considering the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation and views each element as related but distinct.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also believes that it must maintain flexibility in establishing compensation practices to allow it to address compensation trends, competitive issues, business needs, economic environment and special situations that will be encountered in the recruitment, retention, and promotion of employees. Therefore, the compensation practices approved by the Compensation Committee will likely vary from year to year and from person to person, depending on the particular circumstances.

Compensation Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our named executive officers (“NEOs”) for 2023:
Name	Title
Jerrell Shelton	Chair, President and Chief Executive Officer
Robert Stefanovich	Senior Vice President, Chief Administrative Officer and Chief Financial Officer
Mark Sawicki, Ph.D.	Senior Vice President and Chief Scientific Officer, also CEO of Cryoport Systems, LLC
Each compensation program component and the rationale for it are as follows:
•	base salary that provides a fixed level of cash compensation to attract and retain skilled senior executives;
•
annual cash incentive compensation that motivates the executive officers to lead and manage the business to meet the Company’s short-and long-term objectives of responsibly delivering targeted Total Stockholder Return (TSR);

•
performance-based stock options that align executives with stockholders through gains in equity value (exercise price is set 10% higher than our closing stock price on the date of grant) and encourages retention and motivates long-term thinking to respond to the Company’s business challenges through time-based vesting over four years; and

•
restricted stock rights (RSRs) awards that align executives’ interest with stockholders’ interest through equity ownership to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees through time-based vesting over a four-year period.

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COMPENSATION DISCUSSION AND ANALYSIS
Consistent with the foregoing, our executive compensation program for 2023 reflected the following:
•
“At-risk” compensation focuses executives on achievement of short- and long-term goals. The Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards). In 2023, a majority of the primary compensation (base salary, annual equity awards and target cash bonuses under our Management Incentive Plan, in each case as reflected in the “Salary,” “Stock Awards,” “Option Awards,” columns of the 2023 Summary Compensation Table and in the “Target Bonus” column of the “2023 Bonus Calculations”) of our Chief Executive Officer and our other NEOs was variable (approximately 72% and 60%, respectively), based on performance or stock price.

•
Short-term cash incentives should be based on objective, measurable goals to drive the achievement of strong annual performance. For 2023, under the Management Incentive Plan (the “Bonus Plan”), our Chief Executive Officer and other NEOs were eligible for target cash bonuses equal to 100% and 60% of base salary, respectively, that could be earned at 0-150% of target based on performance against annual revenue (50% weighting), adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (30% weighting), and individual (20% weighting) goals, except with respect to the Chief Executive Officer, whose incentive payout is calculated based solely on the annual revenue goal and annual Adjusted EBITDA goal to closely align his compensation with the Company’s performance, which results in approximately 62% of his bonus opportunity being based on an annual revenue goal and 38% being based on an Adjusted EBITDA goal.

•
A majority of long-term incentives should be performance-based. More than 50% of our long-term incentive value was granted in the form of performance-based stock options for 2023. In 2023, long-term incentive compensation value for our Chief Executive Officer was comprised of approximately 57% performance-based stock options and 43% RSRs and for our other NEOs was comprised of approximately 54% performance-based stock options and 46% RSRs. The performance-based stock options have an exercise price that is 10% higher than our closing stock price on the date of grant, thus requiring achievement of a 10% stock price increase before the stock options begin to have realizable value to the executives, subject to the service-based vesting conditions.

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COMPENSATION DISCUSSION AND ANALYSIS
Positive Executive Compensation Practices
The following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practice:
What We Do		What We Don’t Do
✔	Grant compensation that is primarily at-risk and variable	✘	Allow hedging or pledging of Company stock
✔	Subject short-term incentive compensation to measurable and rigorous goals	✘	Reprice stock options
✔	Use an independent compensation consultant	✘	Provide excessive perquisites
✔	Cap annual cash incentive payments at 150% of target and stock options do not provide value unless there is a stock price increase	✘	Provide supplemental executive retirement plans
✔	Award over 50% of long-term incentive compensation in performance-based option awards	✘	Pay tax gross-ups on a change in control
✔	Structure compensation to avoid excessive risk taking	✘	Provide “single trigger” change in control payments
✔	Provide compensation that is competitive with an industry peer group	✘	Provide excessive severance benefits
✔	Have rigorous stock ownership guidelines
✔	Have a robust recoupment policy
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COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation
The Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board for determination, the compensation package of our Chief Executive Officer and other NEOs. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, leadership, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies. The Compensation Committee also considers our Chief Executive Officer’s recommendations as to the executive officers’ compensation (other than his own) based on his review of the performance of our executive officers and as to the performance goals of the Bonus Plan.

Say-on-Pay and Stockholder Engagement
As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2023 Annual Meeting of Stockholders, approximately 96% of the “say-on-pay” votes cast were in favor of the compensation of the Company’s NEOs in 2022.

During 2023 and in 2024 to date, senior management of the Company presented and participated in twenty-four investor conferences and non-deal roadshows. Also, after every quarterly earnings call, we arrange conference calls with our top stockholders and all of the analysts covering our Company. The Company believes these discussions help further align the Company’s interests with the best interests of its stockholders.

Independent Consultant; Peer Group and Benchmarking
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) since 2016 to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. For each fiscal year, including 2023, the Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee. FW Cook has assisted the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group.

In late 2022, FW Cook provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentive value and design and target total compensation for executives of comparable healthcare technology, life sciences tools and services, biotechnology, application software, data processing, and logistics companies serving the life sciences and biotechnology industries. In performing this analysis, FW Cook used a peer group of 15 companies, which was reviewed and approved by our Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS
The peer group used in the analysis consisted of the following companies:
Agios Pharmaceuticals, Inc.	Manhattan Associates, Inc.	Repligen Corp
Azenta, Inc. (formerly Brooks Automation, Inc.)	Medpace Holdings, Inc.	Simulations Plus, Inc.
Biolife Solutions Inc.	Mesa Laboratories, Inc.	SPS Commerce, Inc.
Evolent Health, Inc.	Pegasystems Inc.	Veracyte, Inc.
Lantheus Holdings	Regenxbio Inc.	Verint Systems Inc
The Compensation Committee considered peer group compensation data when setting 2023 target compensation for Company executives.
The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.
The Compensation Committee anticipates that it will continue to conduct similar reviews of our executive compensation practices and use independent outside consultants for similar services in the future.
Executive Compensation
Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers during the first quarter of each year (with equity grants generally made during the first quarter or early in the second quarter). During 2023, the CEO reviewed the performance and compensation of executive team members other than himself and made compensation recommendations to the Compensation Committee. In making its decisions regarding executive compensation, the Compensation Committee meets outside the presence of executive officers when making final decisions about each executive officer. The CEO is periodically present during portions of these deliberations that relate to the compensation for other executives but does not participate in discussions regarding his own pay.
The Compensation Committee believes its executive compensation programs for the fiscal year ended December 31, 2023 appropriately rewarded the executives based on the Company’s accomplishments during the year as outlined further above under ‘Company Performance in 2023’, which includes, continuing market capture of the clinical trial space, development of new product offerings, expanding our geographic footprint and the execution of strategic initiatives, including two acquisitions, that are expected to fuel additional future growth.
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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Executive Compensation
Compensation for executives consists of three principal components: base salary, potential annual cash incentive bonus, and long-term incentives.

Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year ended December 31, 2023 achieved the Company’s compensation objectives. Base salaries for the NEOs for 2022 and 2023 are as follows:

	2022 Base Salary(1) ($)	2023 Base Salary(1) ($)	Base Salary Increase in 2023 vs. 2022 (%)
Jerrell Shelton	819,500	893,255	9
Robert Stefanovich	506,000	551,500	9
Mark Sawicki, Ph.D.	506,000	551,500	9
(1)
These base salary increases, which were effective May 1 of the applicable year, were based on each NEO’s performance, qualifications, experience, responsibilities and FW Cook’s survey of the publicly disclosed compensation for similar positions at companies in the peer group provided to the Company in early 2021 and late 2022, respectively.

Annual Cash Incentive Bonuses
For 2023, as in prior years, executives were eligible for bonuses under the Bonus Plan, a formal incentive plan with pre-established goals and weightings, which was designed to reward achievements based upon quantitative Company and individual performance.
Per the Bonus Plan, the Company’s executive officers, and certain other non-executive officers, may be eligible to receive a cash bonus expressed as a percentage of their base salary in the event the Company achieves certain business metrics and personal strategic objectives. Fifty percent (50%) of the bonus opportunity is based on an annual revenue goal; thirty percent (30%) of the bonus opportunity is based on an annual Adjusted EBITDA goal (collectively, the “Base Financial Goals”); and twenty percent (20%) of the bonus opportunity is based on the attainment of personal strategic objectives, with such personal strategic objectives determined by the Compensation Committee, except with respect to the Chief Executive Officer, whose incentive payout is calculated based solely on the Base Financial Goals, which results in approximately 62% of his bonus opportunity being based on an annual revenue goal and approximately 38% of his bonus opportunity being based on an annual Adjusted EBITDA goal. Under the Bonus Plan, Adjusted EBITDA is the adjusted earnings before interest, taxes, depreciation
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and amortization calculated in the manner reported by the Company in its public filings with the SEC. As the Company’s President and Chief Executive Officer, Mr. Shelton is responsible for developing company strategy and overseeing all of the Company’s corporate functions, global commercial activities and engineering and development initiatives. Because of his role and responsibilities, Mr. Shelton’s incentive payout is calculated based solely on the Base Financial Goals to closely align his compensation with the Company’s financial performance. The Compensation Committee chose revenue and Adjusted EBITDA as Base Financial Goals because it currently views these to be the best measures of the Company’s annual performance, with greater weighting on revenue due to the importance of continued growth and market capture.
Bonuses can be earned at 0-150% of target, based on actual performance. Performance below the threshold level will result in a 0% payout with respect to the applicable goal. The annual cash incentive compensation earned by each executive officer is determined by the Compensation Committee after the end of each fiscal year and is calculated as a percentage of the executive officer’s target annual cash incentive compensation.
The Company establishes the target amount of its annual cash incentive compensation at a level that represents a meaningful portion of the executive officers’ cash compensation and sets a threshold performance level for each executive. In establishing these levels, in addition to considering the incentives that the Company wants to provide to the executive officers, it also considers the annual target cash incentive compensation levels for comparable positions within our peer group and our own historical practices. The Compensation Committee established Mr. Shelton’s bonus opportunity for 2023 at 100% of his base salary and Mr. Stefanovich’s and Dr. Sawicki’s bonus opportunity at 60% of their base salaries, in each case consistent with the prior year opportunity as a percentage of base salary.
Plan Protocol
The Compensation Committee administers the Bonus Plan:
1.
At the beginning of the fiscal year, the Chief Executive Officer, with assistance from senior management, proposes annual Base Financial Goals and other personal strategic objectives (for executives other than himself) tied to individual results, measurement criteria and weightings, subject to review and approval by the Compensation Committee.

2.
At the beginning of the following fiscal year, the Chief Executive Officer evaluates performance levels and the achievement of these annual Base Financial Goals and personal strategic objectives tied to individual results for all executive officers except for himself, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants (except the Chief Executive Officer) are submitted by the Chief Executive Officer to the Compensation Committee for review.

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3.
The Compensation Committee determines the bonus awards for individual participants based on the target bonus figures, the Company’s performance against the Base Financial Goals and performance against other personal strategic objectives tied to individual results, as applicable.

2023 Plan Payout
For the fiscal year ended December 31, 2023, the Compensation Committee established Base Financial Goals and personal strategic objectives for each executive officer in March of 2023, which were revised in September of 2023 to establish financial goals for Dr. Sawicki based on the performance of Cryoport Systems (instead of the Company-wide target) and to adjust the Base Financial Goals in response to the changing economic landscape. In addition to the Base Financial Goals, executive officers, with the exception of our Chief Executive Officer, also have a component to their annual cash incentive compensation determined based upon achievement of personal strategic objectives.
The Base Financial Goals and the payout percentages for the Base Financial Goals of the Bonus Plan for 2023 of Cryoport, Inc., which were applicable to Mr. Shelton and Mr. Stefanovich, were determined as follows:
	Base Financial Goals
	Revenue					Adjusted EBITDA
		2023 Revenue ($000)		% of Goal Achievement	Payout as % of Target		2023 Adj. EBITDA ($000)		% of Goal Achieved	Payout as % of Target
Maximum	>	$273.5	>	110%	150%	>	$14.3	>	120%	150%
		$261.1		105%	125%		$13.1		110%	125%
Target		$248.7		100%	100%		$11.9		100%	100%
		$243.7		98%	75%		$10.7		90%	75%
Threshold		$238.7		96%	50%		$9.5		80%	50%
	<	$238.7	<	96%	0%	<	$9.5	<	80%	0%
The following table summarizes the actual results against the target Base Financial Goals, percentage of goal achievement and payout percentages for the Base Financial Goals for the year ended December 31, 2023, with respect to Mr. Shelton and Mr. Stefanovich:
Financial Goal	Target ($000)	Results ($000)	% of Goal Achievement	Payout
Revenue	$248.7	$233.3	94%	0%
Adjusted EBITDA	$11.9	($8.3)	N/A%	0%
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The Base Financial Goals and the payout percentages for the Base Financial Goals of the Bonus Plan for 2023 of Cryoport Systems, LLC, which were applicable to Dr. Sawicki, were determined as follows:
	Base Financial Goals
	Revenue					Adjusted EBITDA
		2023 Revenue ($000)		% of Goal Achievement	Payout as % of Target		2023 Adj. EBITDA ($000)		% of Goal Achieved	Payout as % of Target
Maximum	>	$88.1	>	110%	150%	>	$(2.4)	>	100%	150%
		$84.1		105%	125%		$(2.6)		100%	125%
Target		$80.1		100%	100%		$(2.9)		100%	100%
		$78.5		98%	75%		$(3.2)		90%	75%
Threshold		$76.9		96%	50%		$(3.6)		80%	50%
	<	$76.9	<	96%	0%	<	$(3.6)	<	80%	0%
The following table summarizes the actual results against the target Base Financial Goals, percentage of goal achievement and payout percentages for the Base Financial Goals for the year ended December 31, 2023:
Financial Goal	Target ($000)	Results ($000)	% of Goal Achievement	Payout
Revenue	$80.1	$73.2	91.35%	0%
Adjusted EBITDA	$(2.9)	$(13.2)	N/A%	0%
Our Chief Executive Officer evaluated the NEOs actual performance against their personal strategic objectives and submitted such evaluation to the Compensation Committee. The ultimate determination of achievement of the personal strategic objectives is at the sole discretion of the Compensation Committee. The performance assessment for the other corporate objectives tied to individual results is not calculated on a line-item basis, but rather represents an overall assessment as to how the executive officer contributed to the success of the Company through and within his area of responsibility. The individual objectives are designed to be difficult to achieve at 100%. The Compensation Committee has assessed the attainment of these objectives by Mr. Stefanovich and Dr. Sawicki for 2023.
As the Company’s Chief Financial Officer and Chief Administrative Officer, Mr. Stefanovich is responsible for the Company’s internal systems, financial controls, legal, human resources and information technology. Notwithstanding Mr. Stefanovich’s contributions to the Company’s strategic advancements in 2023, he requested not to receive any payout with respect to his attainment of personal strategic objectives for 2023. The Chief Executive Officer submitted such request to the Compensation Committee. The Compensation Committee approved such request and established the attainment level of the individual objectives for Mr. Stefanovich was 0%.
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As the Company’s Chief Scientific Officer and CEO of Cryoport Systems, Dr. Sawicki is responsible for oversight of all scientific and technical aspects of the Company and its subsidiaries. Notwithstanding Dr. Sawicki’s contributions to the Company’s strategic advancements in 2023, he requested not to receive any payout with respect to his attainment of personal strategic objectives for 2023. The Chief Executive Officer submitted such request to the Compensation Committee. The Compensation Committee approved such request and established the attainment level of the individual objectives for Dr. Sawicki was 0%.
The resulting individual actual payouts as a percentage of targets for 2023 were as follows:
	2023 Bonus Calculations
	Base Salary ($)	Target Bonus as % of Base Salary	Target Bonus ($)	Actual Payout as % of Target	Actual Payout ($)
Jerrell Shelton	$893,255	100%	$893,255	0%	$0
Robert Stefanovich	$551,500	60%	$330,900	0%	$0
Mark Sawicki, Ph.D.	$551,500	60%	$330,900	0%	$0
Long-Term Incentives
The long-term incentive program for the executive officers included a mix of performance-based (premium-priced) stock options and RSRs that are subject to time-based vesting. The performance-based stock options were priced at a premium of 10% above the market price on the date of grant.
The Compensation Committee believes that our long-term incentive program is an effective vehicle for the long-term element of compensation, as the awards align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. Stock options, which have exercise prices equal to at least the fair market value of the Company’s stock on the date of grant, reward executive officers only if the stock price increases above the exercise price. The value of RSRs are impacted by both increases and decreases in stock price.
The number of equity awards granted has been based on the executive’s position, the executive’s performance in the prior year, the Company’s overall performance, the executive’s potential for continued sustained contributions to our success, and competitive market information. Based on market data provided by FW Cook, the Compensation Committee considers the equity grant levels of the peer group when recommending equity awards for executive officers.
In 2023, long-term incentive compensation for our Chief Executive Officer comprised of approximately 57% performance-based stock options and 43% RSRs and for our NEOs, other than the Chief Executive Officer, comprised of approximately 54% performance-based stock options and 46% RSRs. The
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performance-based stock options granted to the executive officers in 2023 have seven-year terms and vest monthly over four years on a pro rata basis. The RSRs granted to the executive officers in 2023 vest annually over four years on a pro rata basis.
Vesting of the stock options and RSRs occur only if the executive officer is employed by the Company or an affiliate through each vesting date, unless they meet certain requirements for continued vesting.
The 2023 long-term incentive awards are summarized in the table below. The grants were made under the Company’s 2018 Plan. The grant date fair value of each award was determined using the Black-Scholes model for stock options and was based on the closing price of the Company’s common stock on the date of grant for RSRs. Additional information about equity awards granted in 2023 is provided below in the Grants of Plan-Based Awards table.
	2023 Long Term Incentives Grant Value
Name	Stock Options	RSRs	Total
Jerrell Shelton	$785,432	$585,729	$1,371,161
Robert Stefanovich	$269,203	$226,037	$495,240
Mark Sawicki, Ph.D.	$269,203	$226,037	$495,240
Additional Policies and Benefits
Equity Grant Policies. Executives’ stock options are granted with an exercise price equal to or greater than the fair market value of the Company’s common stock, which is deemed to be the closing price on the date of grant. Equity grants to executives currently are made pursuant to the Company’s 2018 Plan. We do not coordinate equity grants to the timing of releases of material non-public information. New hire equity grants, which are made to all employees (including executives) at the time of hire, generally consist of a mix of RSRs and/or stock options. For executive-level hires, the award value is established through arm’s-length negotiation at the time of hire, taking into account the executive’s qualifications, experience and competitive market information for similar positions in the biotechnology industry, as well as the current compensation approach of the Company.

Restrictions on Hedging or Pledging. Our Insider Trading and Tipping Policy prohibits directors and employees (including executive officers) and certain other “Designated Outsiders” from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to Company securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds or other arrangements or instruments designed to hedge or offset decreases in the market value of Company securities. Further, our Insider Trading and Tipping Policy provides that the covered persons described above are prohibited from initiating any transactions that involve pledging any Company securities as collateral for a loan or holding Company securities as security in a margin account after the adoption of the policy.

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Clawback Policy. Our Board has adopted a clawback policy providing that the Company is required to recover incentive compensation from any covered individual (except where the Board determines, in a manner consistent with the Nasdaq clawback rules, that recovery would be impracticable) if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The amount of excess incentive compensation includes excess incentive compensation received by any current or former executive officer (or other employee designated by the Board as covered by the policy) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Stock Ownership Guidelines. Our Board believes that, in order to more closely align the interests of our executive officers with the long-term interests of the Company’s stockholders, all executive officers should maintain a minimum level of equity interests in the Company’s common stock. Executive officer stock ownership guidelines are based on the value of common stock owned as a multiple of base salary. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The current multiples are set based upon each officer's position, as set forth below:

Position	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Chief Financial Officer, Chief Scientific Officer, EVP, SVP or Subsidiary/Group CEO’s	3x base salary
Other Executive Officers	2x base salary
Ownership levels are expected to be achieved within five years of the guideline being applicable. If an executive officer fails to comply with the guidelines, the Compensation Committee may require such executive officer to retain 100% of the after-tax value of all vested equity awards earned under the Company’s executive compensation program until the guideline is achieved. As of the Record Date, all NEOs were either in compliance with the guidelines or had additional time to achieve them.
Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions; however, the Compensation Committee in its discretion may revise, amend, or add to these benefits.
Post-employment Compensation. The NEOs are entitled to certain severance and change in control benefits, the terms of which are described below under “Executive Compensation—Potential Payments upon Termination or Change in Control.” While the Compensation Committee believes the severance and change in control benefits are an essential element of the overall executive compensation package and assist the
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Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders, these agreements do not factor into our decisions surrounding the executive's cash and equity compensation.
Tax and Accounting Considerations. In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee has taken into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation paid to covered employees to $1 million annually. Notwithstanding Section 162(m), the Compensation Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.
Compensation Risk Assessment. The Compensation Committee considers and evaluates risks related to the Company’s cash and equity-based compensation programs and practices as well as evaluates whether the Company’s compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2023, Mr. Zecchini, Mr. Mandalam, and Mr. Berman served on the Compensation Committee. During the fiscal year ended December 31, 2023, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder. None of our executive officers currently serves, or during the fiscal year ended December 31, 2023 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
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Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Compensation Committee:

Ramkumar Mandalam, Ph.D., Chair
Richard Berman
Daniel Hancock
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Executive Compensation
2023 Summary Compensation Table
The following table contains information with respect to the compensation of our NEOs for the years ended December 31, 2023, 2022 and 2021 for each of the years during which such individuals were NEOs:

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Jerrell W. Shelton President and Chief Executive Officer	2023	865,597	585,729	785,432	—	—	2,236,758
	2022	791,562	731,213	963,359	—	—	2,486,134
	2021	713,125	1,768,140	2,046,243	605,313	—	5,132,821

Robert S. Stefanovich Senior Vice President and Chief Financial Officer	2023	534,437	226,037	269,203	—	13,200	1,042,877
	2022	488,750	282,180	330,123	—	12,200	1,113,253
	2021	437,500	571,538	661,083	234,600	11,600	1,916,321

Mark W. Sawicki, Ph.D. Chief Scientific Officer	2023	534,437	226,037	269,203		13,200	1,042,877
	2022	488,750	282,180	330,123	—	12,200	1,113,253
	2021	437,500	571,538	661,083	234,600	11,600	1,916,321
(1)	The amounts in this column represent the dollar value of base salary earned during each fiscal year indicated.
(2)
The amounts in this column represent the aggregate grant date fair value of all RSRs awards at the date of grant calculated in accordance with FASB ASC Topic 718. The grant date fair value for RSR awards granted was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award.

(3)
The amounts in this column represent the aggregate grant date fair value of all stock option awards at the date of grant calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made during the years ended December 31, 2023, 2022 and 2021, see Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements included in the 2023 Annual Report.

(4)
The amounts in this column represent the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 3% of eligible compensation contributed by such individual and 50% matching on the next 2% of eligible compensation contributed by such individual.

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2023 Grants of Plan-Based Awards Table	The following table contains information with respect to each plan-based award granted to our NEOs in 2023 under the Bonus Plan and the 2018 Plan:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan(1)			All Other Stock Awards: Number of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Jerrell W. Shelton	—	446,628	893,255	1,339,883
	3/22/2023				27,092			585,729
	3/22/2023					60,952	$23.78	785,432
Robert S. Stefanovich	—	165,450	330,900	496,350
	3/22/2023				10,455			226,037
	3/22/2023					20,910	$23.78	269,203
Mark W. Sawicki, Ph.D.	—	165,450	330,900	496,350
	3/22/2023				10,455			226,037
	3/22/2023					20,910	$23.78	269,203
(1)
Represents possible payouts under the Bonus Plan for 2023 as discussed under the heading “Elements of Executive Compensation—Annual Cash Incentive Bonuses” of the Compensation Discussion and Analysis section in this Proxy Statement. No amounts were actually paid out under the Bonus Plan for 2023.

(2)
Each RSR award was granted under the 2018 Plan and vests 25% on March 22, 2024, March 22, 2025, March 22, 2026 and March 22, 2027, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(3)
Each stock option award was granted pursuant to the 2018 Plan with an exercise price equal to the closing price (fair market value) + 10% of such price and will expire seven years from the grant date. These options vest with respect to one forty-eighth the total number of shares of common shares underlying the stock options monthly from the date of grant, provided that the NEO is an employee of the Company as of those dates unless he meets certain requirements for continued vesting.

(4)
This column represents the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. The grant date fair value for RSR awards granted in 2023 was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. The assumptions used to calculate the grant date fair value of each stock option grant are set forth in Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements included in the 2023 Annual Report. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the executive officer.

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Outstanding Equity Awards at December 31, 2023	The following table contains information with respect to outstanding equity awards held by our NEOs as of December 31, 2023:
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) (#)
Jerrell W. Shelton	366,667		4.80	12/18/24
	219,892		7.80	5/07/25
	656,064		5.00	8/20/25
	179,007		1.87	5/06/26
	281,219		3.44	5/23/27
	278,440		8.65	3/28/28
	375,000		12.79	4/01/29
	351,563	23,437(1)	16.93	3/30/30
	45,375	20,625(2)	58.94	3/09/28
	28,875	34,286(3)	29.69	3/14/29
	11,429	49,523(4)	23.78	3/22/30
					16,500(5)	255,585
					20,319(6)	314,741
					27,092(7)	419,655

Robert Stefanovich	53,334		4.80	12/18/24
	26,164		3.07	8/20/25
	81,000		3.21	5/18/27
	66,300		8.65	3/28/228
	90,000		12.79	4/1/29
	93,750	6,250(1)	16.93	3/30/30
	15,582	5,751(2)	58.94	3/9/28
	9,148	11,762(3)	29.69	3/14/29
	3,921	16,989(4)	23.78	3/22/30
					5,333(5)	82,608
					7,841(6)	121,457
					10,455(7)	161,948

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) (#)
Mark W. Sawicki, Ph.D.	51,423		$8.65	3/28/28
	89,000		12.79	4/01/29
	93,750	6,250(1)	16.93	3/30/30
	14,666	6,667(2)	58.94	3/09/28
	9,148	11,762(3)	29.69	3/14/29
	3,921	16,989(4)	$23.78	3/22/30
					5,333(5)	82,608
					7,841(6)	121,457
					10,455(7)	161,948
(1)
The option was granted on March 30, 2020 and vests in monthly installments over a four-year period, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(2)
The option was granted on March 9, 2021 and vests in monthly installments over a four-year period, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(3)
The option was granted on March 14, 2022 and vests in monthly installments over a four-year period, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(4)
The option was granted on March 22, 2023 and vests in monthly installments over a four-year period, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(5)
The RSRs were granted on March 9, 2021 and vest in equal annual installments over a four-year period from the date of grant, provided that in each case, the NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(6)
The RSRs were granted on March 14, 2022 and vest in equal annual installments over a four-year period from the date of grant, provided that in each NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(7)
The RSRs were granted on March 22, 2023 and vest in equal annual installments over a four-year period from the date of grant, provided that in each NEO is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(8)	This column is based on the closing price of the Company's common stock as of December 29, 2023 ($15.49).
2023 Option Exercises and Stock Vested Table
The following table sets forth information with respect to the number of stock options exercised, RSRs that vested and amounts realized by the NEOs in the year ended December 31, 2023.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares acquired on vesting ($)	Value Realized on Vesting ($)(2)
Jerrel W. Shelton	340,377	5,936,371	15,023	323,557
Robert Stefanovich	35,918	553,529	5,281	113,728
Mark W. Sawicki, Ph.D.	1,000	130	5,281	113,728
(1)	The value realized on exercise of an option award is based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price of the option.
(2)	The value realized on vesting of RSRs is based on the closing price of the Company’s common stock on the vesting date.
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Executive Employment Arrangements
Jerrell W. Shelton

As of December 31, 2023, under the terms of Mr. Shelton’s employment agreement (as amended at such time, the “Shelton Agreement”) with respect to his employment as President and Chief Executive Officer of the Company, Mr. Shelton’s annual base salary is an amount determined by the Compensation Committee of the Board of Directors. Mr. Shelton’s annual base salary was increased from $819,500 to $893,255 effective May 1, 2023. Mr. Shelton is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 100% of his annual base salary.

Mr. Shelton has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Shelton Agreement and for a period of eighteen months following the termination of the Shelton Agreement. The Shelton Agreement expires on June 1, 2026. Payments due to Mr. Shelton upon a termination of the Shelton Agreement are described below under “Potential Payments On Termination Or Change in Control.”

On February 15, 2024, the Company entered into an amended and restated employment agreement (the “Restated Shelton Agreement”) that amended the Shelton Agreement to, among other things, (i) in the event he is terminated without cause, remove his right to reimbursement for COBRA premiums and provide for full vesting of unvested equity awards, (ii) to extend the term of the agreement to February 15, 2027, with automatic annual renewals thereafter unless his employment has earlier terminated or either party provides not less than 180 days’ notice of his or its intention not to renew, and (iii) provide that the expiration of the agreement as a result of the non-renewal of the agreement by the Company is deemed to be termination without cause pursuant to the terms of the agreement.

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EXECUTIVE COMPENSATION

Robert S. Stefanovich

As of December 31, 2023, under the terms of Mr. Stefanovich’s employment agreement (as amended at such time, the “Stefanovich Agreement”) with respect to his continued employment as Senior Vice President, Chief Financial Officer and Treasurer of the Company, Mr. Stefanovich’s annual base salary is an amount determined by the Compensation Committee of the Board of Directors. Mr. Stefanovich’s annual base salary was increased from $506,000 to $551,500 effective May 1, 2023. Mr. Stefanovich is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Mr. Stefanovich has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Stefanovich Agreement and for a period of eighteen months following the termination of the Stefanovich Agreement. The Stefanovich Agreement has an initial term of three years. Payments due to Mr. Stefanovich upon a termination of the Stefanovich Agreement are described below under “Potential Payments On Termination Or Change in Control.”

On February 15, 2024, the Company entered into an amended and restated employment agreement (the “Restated Stefanovich Agreement”) with Mr. Stefanovich, which amended and restated the Stefanovich Agreement primarily to, among other things, (i) in the event he is terminated without cause, reduce his right to reimbursement for COBRA premiums to the proportion of the COBRA premium equal to the same proportion that the Company pays for active employees and their eligible dependents and provide for one year accelerated vesting of unvested equity awards, (ii) to extend the term of the agreement to February 15, 2027, with automatic annual renewals thereafter unless his employment has earlier terminated or either party provides not less than 180 days’ notice of his or its intention not to renew, and (iii) provide that the expiration of the agreement as a result of the non-renewal of the agreement by the Company is deemed to be termination without cause pursuant to the terms of the agreement.

Mark W. Sawicki, Ph.D.

As of December 31, 2023, under the terms of Dr. Sawicki’s employment agreement (the “Sawicki Agreement”) with respect to his continued employment as Chief Scientific Officer of the Company and Chief Executive Officer of Cryoport Systems, LLC, Dr. Sawicki’s annual base salary is an amount determined by the Compensation Committee of the Board of Directors. Dr. Sawicki’s annual base salary was increased from $506,000 to $551,500 effective May 1, 2023. Dr. Sawicki is eligible to participate in the

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equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Dr. Sawicki has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Sawicki Agreement and for a period of 18 months following the termination of the Sawicki Agreement. The Sawicki Agreement has an initial term of three years. Payments due to Dr. Sawicki upon a termination of the Sawicki Agreement are described below under “Potential Payments On Termination Or Change in Control.”

On February 15, 2024, the Company entered into an amended and restated employment agreement (the “Restated Sawicki Agreement”) with Dr. Sawicki, which amended and restated the Sawicki Agreement primarily to, among other things, (i) in the event he is terminated without cause, reduce his right to reimbursement for COBRA premiums to the proportion of the COBRA premium equal to the same proportion that the Company pays for active employees and their eligible dependents and provide for one year accelerated vesting of unvested equity awards, (ii) to extend the term of the agreement to February 15, 2027, with automatic annual renewals thereafter unless his employment has earlier terminated or either party provides not less than 180 days’ notice of his or its intention not to renew, and (iii) provide that the expiration of the agreement as a result of the non-renewal of the agreement by the Company is deemed to be termination without cause pursuant to the terms of the agreement.

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EXECUTIVE COMPENSATION
Potential Payments on Termination or Change in Control
Pursuant to the Shelton Agreement, which was in effect as of December 31, 2023, if Mr. Shelton terminates the Shelton Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for 24 months following termination, payment of COBRA premiums for up to 24 months following termination, and one half of unvested equity awards as of date of termination shall become fully vested; provided that if the termination date is within twelve months after a change in control of the Company, then all of the unvested equity awards as of such date will become fully vested. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Restated Shelton Agreement, which was entered into on February 15, 2024, if Mr. Shelton terminates the Restated Shelton Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for 24 months following termination and all unvested equity awards as of date of termination shall become fully vested. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Stefanovich Agreement, which was in effect as of December 31, 2023, if Mr. Stefanovich terminates the Stefanovich Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen months following termination and payment of COBRA premiums for up to eighteen months following termination. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Restated Stefanovich Agreement, which was entered into on February 15, 2024, if Mr. Stefanovich terminates the Restated Stefanovich Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen months following termination, payment of a portion of the COBRA premiums equal to the same proportion that the Company pays for active employees and their eligible dependents for up to eighteen months following termination, and one-year accelerate vesting of unvested equity awards. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

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EXECUTIVE COMPENSATION

Pursuant to the Sawicki Agreement, which was in effect as of December 31, 2023, if Dr. Sawicki terminates the Sawicki Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for 18 months following termination and payment of COBRA premiums for up to 18 months following termination. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Restated Sawicki Agreement, which was entered into on February 15, 2024, if Dr. Sawicki terminates the Restated Sawicki Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen months following termination, payment of a portion of the COBRA premiums equal to the same proportion that the Company pays for active employees and their eligible dependents for up to eighteen (months following termination, and one-year accelerate vesting of unvested equity awards. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

The 2018 Plan, the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan and the Cryoport, Inc. 2011 Stock Incentive Plan each provide that if a “change in control” occurs, the Compensation Committee has the discretion to provide in the applicable option agreement that any outstanding awards shall become fully vested and exercisable.

The Company does not provide any additional payments to the NEOs upon their resignation, termination, retirement, or upon a change in control.
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Potential Payments on Termination or Change in Control
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if the NEO is terminated without cause or terminates for good reason on December 31, 2023. The amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price on December 30, 2023 ($15.49).
Name	Cash Severance	Benefit Continuation	Equity Awards	Total
Jerrell Shelton	$1,786,510	$0(1)	$285,163(2)	2,071,673
Robert Stefanovich	$827,250	$38,918(3)	—(4)	$866,168
Mark Sawicki	$827,250	$40,947(3)	—(4)	$868,197
(1)	Mr. Shelton would not be eligible for COBRA because he is not currently enrolled in any benefit plans. Under the Restated Shelton Agreement, he is not entitled to COBRA reimbursement.
(2)
Represents the intrinsic value of accelerated equity awards, which would be one half of unvested equity awards as of date of termination. If Mr. Shelton is terminated without cause or is terminated for good reason within 12 months after a change in control, all of the unvested equity awards as of such date will become fully vested, which would have an intrinsic value of $570,326. Under the Restated Shelton Agreement, if Mr. Shelton is terminated without cause or is terminated for good reason, all of the unvested equity awards as of such date will become fully vested, which would have an intrinsic value of $570,326. If Mr. Shelton retires, he is entitled to continued vesting of his outstanding equity awards if he continues to serve on the Board and if he does not continue to serve on the Board, he is entitled to 18 months accelerated vesting on unvested equity awards as of his retirement date, which would have an intrinsic value of $506,430.

(3)
Under the Restated Stefanovich Agreement and the Restated Sawicki Agreement, the NEO is only entitled to a portion of the COBRA premiums equal to the same proportion that the Company pays for active employees and their eligible dependents, which would reduce the value of benefit continuation for Mr. Stefanovich and Dr. Sawicki to $20,137 and $22,583, respectively.

(4)
Under the Restated Stefanovich Agreement and the Restated Sawicki Agreement, the NEO is entitled to 12 months forward vesting of unvested equity awards as of the date of termination. The intrinsic value of such acceleration for Mr. Stefanovich and Dr. Sawicki would be $122,261 and $122,261, respectively.

CEO Pay Ratio
To determine the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees worldwide excluding the CEO, we identified the median employee as of December 31, 2023 using base salary, bonuses, and commissions, as our consistently applied compensation measure calculated for our global employee population as of such date; all foreign currencies were converted to U.S. dollars. The median employee’s 2023 total compensation, as determined in the same manner as “Total Compensation” in the Summary Compensation Table, was $42,682. Mr. Shelton’s 2023 total compensation was $2,236,758, resulting in a pay ratio of approximately 52:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, different types of workforces and operate in different countries and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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EXECUTIVE COMPENSATION
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)[7]	Adjusted EBITDA (millions)[8]
					Total Stockholder Return[5]	Peer Group Total Stockholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)
2023	$2,236,758	$1,498,472	$1,042,877	$788,430	$94.11	$141.45	($99.59)	($8.30)
2022	$2,486,134	($7,379,573)	$1,113,253	($1,715,342)	$105.41	$144.55	($37.33)	$13.70
2021	$5,132,821	$9,636,047	$1,916,321	$3,122,660	$359.48	$190.28	($275.53)	$21.24
2020	$5,484,107	$15,785,960	$1,808,535	$4,502,127	$266.59	$135.64	($32.69)	($0.39)
(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Shelton (our Chief Executive Officer) in the “Total” column of the Summary Compensation Table.
(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Shelton, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shelton during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Shelton’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards Granted in the Year(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2023	$2,236,758	($1,371,161)	$632,875	$1,498,472
2022	$2,486,134	($1,694,572)	($8,171,135)	($7,379,573)
2021	$5,132,821	($3,814,383)	$8,317,609	$9,636,047
2020	$5,484,107	($4,091,607)	$14,393,460	$15,785,960
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$775,296	($254,012)	$92,209	$19,382	$—	$—	$632,875
2022	$886,794	($6,226,290)	$188,681	($3,020,320)	$—	$—	($8,171,135)
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Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2021	$3,619,780	$2,441,618	$441,532	$1,814,679	$—	$—	$8,317,609
2020	$10,430,349	$574,880	$2,030,949	$1,357,282	$—	$—	$14,393,460
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Shelton) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Shelton) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, 2022 and 2021, Robert Stefanovich and Mark Sawicki; and (ii) for 2020, Robert Stefanovich.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Shelton), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Shelton) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Shelton) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards Granted in the Year	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,042,877	($495,240)	$240,793	$788,430
2022	$1,113,253	($612,303)	($2,216,292)	($1,715,342)
2021	$1,916,321	($1,232,621)	$2,438,960	$3,122,660
2020	$1,808,535	($1,093,164)	$3,786,756	$4,502,127
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Prior Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$283,952	($83,005)	$31,637	$8,210	$—	$—	$240,793
2022	$324,361	($1,766,265)	$64,724	($839,112)	$—	$—	($2,216,292)
2021	$1,166,153	$651,097	$147,179	$474,531	$—	$—	$2,438,960
2020	$2,781,431	$137,974	$541,594	$325,757	$—	$—	$3,786,756
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

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EXECUTIVE COMPENSATION
(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 1500 Life Sciences Tools & Services Industry Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
Adjusted EBITDA is defined as net loss adjusted for interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, investment income, unrealized (gain)/loss on investments, foreign currency (gain)/loss, gain on insurance claim, gain on extinguishment of debt, goodwill impairment, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events.

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EXECUTIVE COMPENSATION
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our business for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Revenue
•	Adjusted EBITDA
•	Total Stockholder Return
Analysis of the Information Presented in the Pay Versus Performance Table
While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
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EXECUTIVE COMPENSATION
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is generally aligned with the Company’s cumulative TSR over the last four completed fiscal years presented in the graph. The graph also compares the Company’s cumulative TSR to the TSR of our peer group. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards. As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards).

CYRX & Peer TSR vs. Compensation Actually Paid
$20
$15
$10
$5
$0
-$5
-$10
Compensation Actually Paid ($M)
$400
$350
$300
$250
$200
$150
$100
$50
$0
Value of $100 Investment from 12/31/2019
$15.79
$266.59
$4.50
$135.64
$359.48
$9.64
$3.12
$190.28
$144.55
($1.72)
$105.41
($7.38)
$141.45
$1.50
$0.79
$94.11
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
CYRX TSR
S&P Composite 1500 - Life Sciences Tools & Services TSR

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EXECUTIVE COMPENSATION
Compensation Actually Paid and Net Loss
The amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is compared to the Company’s Net Loss over the last four completed fiscal years presented in the following graph.

CYRX Net Income vs. Compensation Actually Paid
$20
$15
$10
$5
$0
-$5
-$10
Compensation Actually Paid ($M)
$0
($50)
($100)
($150)
($200)
($250)
($300)
Net Income ($M)
$15.79
($33)
$4.50
$9.64
$3.12
($276)
($37)
($7.38)
($1.72)
($100)
$1.50
$0.79
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

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EXECUTIVE COMPENSATION
Compensation Actually Paid and Adjusted EBITDA
The amount of compensation actually paid to Mr. Shelton and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Shelton) is compared to the Company’s Adjusted EBITDA over the four completed fiscal years in the following graph. As described in more detail in the section “Compensation Discussion and Analysis,” the Company uses Adjusted EBITDA as one of the Base Financial Goals under the Bonus Plan.

CYRX Adjusted EBITDA vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Adjusted EBITDA ($M)
$20
$15
$10
$5
$0
-$5
-$10
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
($10.0)
$15.79
$4.50
($0.4)
$9.64
$3.12
$21.2
($7.38)
($1.72)
$13.7
$1.50
$0.79
($8.3)
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Adjusted EBITDA ($M)

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DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Compensation for non-employee directors is governed by the Company’s Compensation Committee. The following summarizes the non-employee director compensation plan in effect during the year ended December 31, 2023.

Annual Fees. Non-employee directors are paid an annual cash retainer of $70,000. In addition, non-employee directors in leadership roles will be paid the following amounts.

Chair/Lead Director	$25,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nomination and Governance Committee Chair	$10,000
Science and Technology Committee Chair	$24,000
Cash fees are paid on a quarterly basis.
Annual Grants. Each non-employee director receives, annually: (i) an option grant to purchase shares of the Company’s common stock valued at $162,500, vesting ratably on a monthly basis over one year, effective as of, with an exercise price equal to the closing price of the Company’s common stock on, the date of the annual stockholder meeting; and (ii) RSRs valued at $162,500, vesting one year after the date of the annual stockholder meeting.
Sign-On Grants. Each newly appointed or elected non-employee director share receives as an inducement, (i) an option grant to purchase shares of the Company’s common stock valued at $200,000, vesting ratably on a monthly basis over three years, effective as of, and with an exercise price equal to the closing price of the Company’s common stock on, the date the directorship commences; and (ii) RSRs valued at $200,000, vesting ratably on an annual basis over three years. Upon joining the Board, new directors are also granted a pro-rated annual grant (i.e., for the portion of year served prior to next annual stockholder meeting).

All annual and sign-on option grants include a provision that provides that if such director ceases to be a director, vested options shall lapse (to the extent not exercised) on the earlier of: (i) seven years; or (ii) three years after the date the director ceases to be a director of the Company.
Stock Ownership Guidelines. Non-employee directors’ stock ownership guidelines are based on the value of the Company’s common stock owned as a multiple of their annual retainers. The guidelines are reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices.
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DIRECTOR COMPENSATION
Stock Ownership Multiple
Non-employee Directors	3x annual retainer
Ownership levels are expected to be achieved within five years of the guideline being applicable. If a non-employee director fails to comply with the Guidelines, the Compensation Committee may require such non-employee director to retain 100% of the after-tax value of all vested equity awards earned under the Company’s director compensation program until the guideline is achieved. As of the Record Date, all non-employee directors were either in compliance with the guidelines or had additional time to achieve them.
The following table sets forth the director compensation of the non-employee directors of the Company during the year ended December 31, 2023. Mr. Shelton, our President and Chief Executive Officer, does not receive compensation for his service on the Board of Directors.
Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Linda Baddour	70,000	162,505	162,500	395,005
Richard Berman	115,000	162,505	162,500	440,005
Daniel Hancock	70,000	162,505	162,500	395,005
Robert Hariri, M.D., Ph.D.	94,000	162,505	162,500	419,005
Ramkumar Mandalam, Ph.D.	80,000	162,505	162,500	405,005
Ram M. Jagannath(4)	70,000	—	—	70,000
Edward Zecchini	85,000	162,505	162,500	410,005
(1)	Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during the year ended December 31, 2023.
(2)
This column represents the aggregate grant date fair value of RSRs granted during the year ended December 31, 2023 calculated in accordance with FASB ASC Topic 718. As of December 31, 2023: Mr. Berman held 8,105 unvested RSRs; Dr. Hariri held 8,105 unvested RSRs; Dr. Mandalam held 8,105 unvested RSRs; Mr. Zecchini held 8,105 unvested RSRs; Mr. Hancock held 8,105 unvested RSRs and Ms. Baddour held 9,216 unvested RSRs.

(3)
This column represents the aggregate grant date fair value of stock options granted during the year ended December 31, 2023 calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made, refer to Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements included in the 2023 Annual Report. As of December 31, 2023: Mr. Berman held unexercised options to purchase 58,656 shares of the Company’s common stock; Dr. Hariri held unexercised options to purchase 224,522 shares of the Company’s common stock; Dr. Mandalam held unexercised options to purchase 282,024 shares of the Company’s common stock; Mr. Zecchini held unexercised options to purchase 249,522 shares of the Company’s common stock; Mr. Hancock held unexercised options to purchase 99,522 shares of the Company’s common stock and Ms. Baddour held unexercised option to purchase 41,872 shares of the Company’s common stock.

(4)	Ram M. Jagannath waived his right to receive the equity compensation to which he was entitled as a director of the Company in connection with the annual grant described above for 2023.
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DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of December 31, 2023 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	7,811,491	$14.30	873,468
Equity compensation plans not approved by stockholders(2)	489,958	$6.19	N/A
Total	8,301,449	$13.82	873,468
(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding RSR awards, which have no exercise price.

(2)
From November 5, 2012 through May 7, 2015, options were granted to employees outside of an option plan of which Mr. Shelton has 482,392 shares outstanding and Mr. Stefanovich has 7,566 shares outstanding at December 31, 2023.

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Certain Relationships and Related Transactions
Since January 1, 2023, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed $120,000 and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:
•
In connection with the Company’s acquisition of the MVE cryobiological storage business of Chart Industries, Inc., on August 24, 2020, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Blackstone Freeze Parent L.P. (f/k/a BTO Freeze Parent L.P.) (“Blackstone Freeze Parent”), to issue and sell at closing (the “Private Placement”) for an aggregate purchase price of $275,000,000: (i) 250,000 shares of a newly designated Series C Preferred Stock at a price of $1,000 per share for $250,000,000, and (ii) 675,536 shares of the Company’s common stock for $25,000,000, and prior to the closing of the Private Placement, Blackstone Tactical Opportunities Fund - FD L.P. (“BTO FD” and together with Blackstone Freeze Parent, the “Purchasers”) assumed a portion of Blackstone Freeze Parent’s obligations thereunder. The Company paid the Purchasers $1,000,000 as reimbursement for transactional expenses incurred in connection with the Private Placement at the transaction closing date.

•
On February 5, 2021, the Purchasers converted an aggregate of 50,000 shares of Series C Preferred Stock, which resulted in the issuance of an aggregate of 1,312,860 shares of the Company’s common stock to the Purchasers. In connection with the conversion, the Company also agreed to waive its right under the certificate of designations of the Series C Preferred Stock to redeem up to 50,000 shares of the Series C Preferred Stock prior to the 180-day anniversary of October 1, 2020, the issue date of the Series C Preferred Stock.

•
Pursuant to the Securities Purchase Agreement, for so long as the Purchaser Parties hold 66.67% of the Series C Preferred Stock issued to them under the Securities Purchase Agreement, Blackstone Freeze Parent will have the right to nominate for election one member to the Board. Blackstone Freeze Parent has designated Ram M. Jagannath as its nominee, and Mr. Jagannath was appointed to the Board on October 1, 2020.

•
Holders of the Series C Preferred Stock are entitled to dividends at the rate of 4.0% per annum, paid-in-kind, accruing daily and paid quarterly in arrears when and if declared by the Board of Directors. Paid in-kind dividends paid to the Purchasers totaled $8.0 million for the year ended December 31, 2023.

Additionally, for so long as Blackstone Freeze Parent has the right to nominate a director for election to the Board, the Purchasers have agreed to vote all of the shares of Series C Preferred Stock and shares of common stock issuable upon conversion of the Series C Preferred Stock purchased pursuant to the Private Placement or any other shares of common stock owned by the Purchasers (i) in favor of each director nominated or recommended by the Board for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock.
In connection with the Private Placement, the Company entered into a registration rights agreement with Blackstone Freeze Parent, which granted certain customary registration rights with respect to the Series C Preferred Stock, the common stock issuable upon conversion thereof and the common stock issued in the Private Placement. Pursuant to these rights, on December 15, 2020, the Company filed a Registration Statement on Form S-3 with the SEC to register for resale such securities.
As of the Record Date, the Purchasers held (i) 453,396 shares of the Company’s common stock and (ii) 200,000 shares of Series C Preferred Stock, which were convertible into 5,945,621 shares of the Company’s common stock. For additional information regarding the Securities Purchase Agreement and the Series C Preferred Stock, see the Company’s Current Reports on Form 8-K filed with the SEC on August 25, 2020 and October 1, 2020.
The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404(a) of Regulation S-K. These policies and procedures are generally not in writing but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. We enter into related-party transactions only on terms that we believe are at least as favorable to the Company as those that we could obtain from an unrelated third party.
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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely on a review of such reports filed electronically with the SEC and related written representations from reporting persons, the Company believes that during 2023, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis, except for one Form 4 that was filed by Robert Hariri reporting one transaction.
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Stockholder Proposals for Next Annual Meeting
For inclusion in the proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8 under the Exchange Act, must be received by the Secretary at the Company’s corporate headquarters at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027 on or before December 4, 2024. However, in the event that the Company holds its 2025 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2024 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.
The Company’s Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2025 Annual Meeting or a stockholder proposal that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at the 2025 Annual Meeting, must be submitted in writing and received by the Secretary at the Company’s corporate headquarters no earlier than January 17, 2025 and no later than February 16, 2025. Any notice received prior January 17, 2025 or later than February 16, 2025 is untimely.
However, if the 2025 Annual Meeting is convened more than 60 days prior to or delayed by more than 30 days after the one-year anniversary of the 2024 Annual Meeting, notice by the stockholder of record to be timely must be so received no earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of (i) the 90th day before the 2025 Annual Meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.
In addition to satisfying the deadlines in the advance notice provisions of the Company’s Amended and Restated Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act to comply with the SEC’s universal proxy rules.
Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet Company’s Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
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Other Matters
Neither the Board nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.
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Appendix A
Cryoport, Inc.
2018 Omnibus Equity Incentive Plan

(as amended by the First Amendment, the Second Amendment, and the Third Amendment effective May 17, 2024, subject to stockholder approval)
ARTICLE 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE
1.1 Establishment; Impact on Prior Plans. Cryoport, Inc. (the “Company”) hereby establishes the “Cryoport, Inc. 2018 Omnibus Equity Incentive Plan” (the “Plan”). The Plan will supersede and replace the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) and all other Prior Plans (as defined below). The 2015 Plan and all other Prior Plans will remain in effect until all awards granted under the 2015 Plan and such Prior Plans have been exercised, forfeited, cancelled, or have otherwise expired or terminated in accordance with the terms of such awards. No awards will be made pursuant the 2015 Plan or any other Prior Plan on or after the Effective Date (as defined below).
1.2 Purpose. The purpose of the Plan is to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services to the Company or any of its Affiliates (as defined below) and by motivating such persons to contribute to the continued growth and profitability of the Company and its Affiliates. The Plan seeks to achieve this purpose by providing Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Stock, Performance Shares, Performance Share Units, Performance Cash Awards, Stock Grant Awards, and Stock Unit Awards.
1.3 Effective Date. The Plan was adopted by the Company’s Board of Directors on March 28, 2018 and became effective on the date it is approved by the Company’s stockholders at the Company’s 2018 Annual Meeting (the “Effective Date”).
1.4 Expiration Date. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date. Any Awards that are outstanding on the tenth (10th) anniversary of the Effective Date shall remain in effect according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 2
DEFINITIONS
2.1 Definitions. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan document will include the feminine gender, the singular includes the plural, and the plural includes the singular. For purposes of this Plan, the following words and phrases will have the following meanings:
(a) “Affiliate” means: (i) any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and (ii) any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for
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purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.
(b) “Annual Meeting” means the dates established for the annual meetings of the Company’s stockholders pursuant to the Company’s Bylaws.
(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock Right, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Grant Award or Stock Unit Award granted pursuant to the Plan.
(d) “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgement is required.
(e) “Board” means the Board of Directors of the Company, as constituted from time to time.
(f) “Cause” means, for purposes of termination of a Participant’s employment (or service), unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company or an Affiliate, any one of the following: (i) gross and willful misconduct which results in material injury to the Company or an Affiliate; (ii) engaging in fraudulent conduct with respect to the Company’s or any of its Affiliates’ business or conduct of a criminal nature that may have an adverse impact on the Company’s or any of its Affiliates’ standing and reputation; (iii) the material failure or refusal of a Participant to perform the duties required of the Participant by the Board (or the Participant’s supervisor), which inappropriate failure or refusal is not cured within thirty (30) days following receipt, by Participant, of written notice from the Board (or the Participant’s supervisor) specifying the factors or events constituting such failure or refusal; (iv) the use of drugs and/or alcohol in violation of the Company’s or any Affiliates’ then current policies; or (vi) engaging in conduct that has resulted or could result in significant reputational harm to the Company or any Affiliate.
(g) “Change in Control” means, unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company or any Affiliate, any one or more of the following events:
(i) the date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. If any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered to be a “Change in Control.” This clause (i) only applies when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;
(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;
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(iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the Incumbent Directors of the Company then still in office who were directors of the Company at the beginning of any such period; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(iv) the date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or
(v) the date that any person, or more than one person acting as a group (as determined in accordance with Treasury Regulation 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the most recent acquisition by such person or persons) ownership of stock of Company possessing thirty percent (30%) or more of the total voting power of the stock of Company.
The transfer of stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Additionally, a transaction shall not constitute a “Change in Control” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred until (i) any required regulatory approval, including any final non-appealable regulatory order, has been obtained, and (ii) the transaction that would otherwise constitute the “Change in Control” closes. Except as otherwise provided in an Award Agreement, a “Change in Control” shall not occur in the case of an Award that is subject to the requirements of Section 409A of the Code unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the Code.
(h) “Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.
(i) “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
(j) “Committee” means the Compensation Committee or any such committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two (2) members of the Board. Each Committee member must be: (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions of exemption for the Awards under the Plan from Section 16(b) of the Exchange Act; and (ii) “independent” for purposes of the applicable NASDAQ Listing Rules.
(k) “Company” means Cryoport, Inc., or any successor as provided in Section 18.5.
(l) “Consultant” means a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an employee; provided, however, that a Consultant
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may become Participant this Plan only if he or she: (i) is a natural person; (ii) provides bona fide services to the Company or an Affiliate; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.
(m) “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence. In the case of an Incentive Stock Option, the term “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
(n) “Effective Date” means the date on which the stockholders of the Company approve the Plan as described in Section 1.3.
(o) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.
(q) “Fair Market Value” means the closing price of one share of Stock as reported on the NASDAQ or such other exchange on which the Stock is then traded on the date such value is determined. If the Stock is not traded on such date, the fair market value is the price on the first immediately preceding business day on which Stock was so traded.
(r) “Good Reason” means, for the purposes of termination of a Participant’s employment, unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company or any Affiliate, any of the following: (i) a material, adverse change in the Participant’s authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position); (ii) a material reduction in the Participant’s base salary; or (iii) the Company’s decision to permanently relocate a Participant’s residence or the Company’s or an Affiliates’ principal business office by more than sixty (60) miles from its then current location. However, none of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company with written objection to the event or condition within thirty (30) days following the occurrence thereof, the Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written objection, and the participant resigns his or her employment within the (30) days following the expiration of that cure period.
(s) “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.
(t) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(u) “Non-Employee Director” means a member of the Board who, as of the Grant Date, is not an employee.
(v) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(w) “Option” means an Award granted pursuant to Article 6 to purchase Stock at a stated price for a specified period of time. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.
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(x) “Participant” means an individual who, as an employee, officer or Non-Employee Director of, or Consultant to, the Company, or any Affiliate, has been granted an Award under the Plan.
(y) “Performance Cash Award” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in cash depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.
(z) “Performance Criteria” means the criteria or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant during a Performance Period. The Performance Criteria that will be used to establish Performance Goals may (but need not) include: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; operating margin; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added; share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market penetration; geographic goals; business expansion goals; development of strategic relationships with customers and/or vendors; and development and execution on strategic acquisitions. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards.
(aa) “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
(bb) “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award that vests based on the attainment of Performance Goals.
(cc) “Performance Share” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in the form of Stock depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.
(dd) “Performance Share Unit” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in the form of Stock, cash, or a combination thereof, depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.
(ee) “Plan” means this Cryoport, Inc. 2018 Omnibus Equity Incentive Plan, as amended.
(ff) “Prior Plan” means the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan, the Cryoport, Inc. 2011 Stock Incentive Plan, and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.
(gg) “Restricted Stock” means Stock granted pursuant to Article 7 that is subject to certain restrictions and to the risk of forfeiture.
(hh) “Restricted Stock Right” means an Award granted pursuant to Article 7 evidencing the right to receive cash or Stock in the future, the payment of which is subject to certain restrictions and to the risk of forfeiture.
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(ii) “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is twenty percent (20%) or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding thirty six (36) months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii). Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period. Whether a “Separation from Service” has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.
In the case of a Non-Employee Director, “Separation from Service” means that such individual has ceased to be a member of the Board.
(jj) “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any employee is a “Specified Employee” during any calendar year shall be the September 1 preceding the commencement of such calendar year.
(kk) “Stock” means the Common Stock of the Company, $0.001 par value per share.
(ll) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 6 evidencing the right to receive a payment in cash or Stock equal to the excess of the Fair Market Value of one share of Stock on the date the SAR is settled over the Fair Market Value of one share of Stock on the Grant Date.
(mm) “Stock Grant Award” means the grant of Stock pursuant to Article 9.
(nn) “Stock Unit Award” means an Award granted pursuant to Article 9 evidencing the right to receive a payment in the form of cash or Stock, or a combination thereof.
ARTICLE 3
ELIGIBILITY AND PARTICIPATION
3.1 General Eligibility. Awards may be made only to those Participants who are employees, officers, Consultants to, and Non-Employee Directors of, the Company or an Affiliate on the Grant Date of the Award. Awards may also be granted to prospective employees or non-employee members of the Board but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or any Affiliate.
3.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by separate agreement, the relevant provisions of which have been approved by the Committee.
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ARTICLE 4
ADMINISTRATION
4.1 Administration by the Committee. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to: (a) interpret the Plan; (b) prescribe, amend, and rescind rules and regulations relating to the Plan; (c) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and (d) make all other determinations necessary for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.
4.2 Authority of the Committee. The Committee shall have the authority, in its sole discretion, to determine: (a) the Participants who are entitled to receive Awards under the Plan; (b) the types of Awards; (c) the times when Awards shall be granted; (d) the number of Awards; (e) the purchase price or exercise price, if any, and the period(s) during which such Awards shall be exercisable (whether in whole or in part); (f) the restrictions applicable to Awards; (g) the form of each Award Agreement, which need not be the same for each Participant; (h) the other terms and provisions of any Award, which need not be the same for each Participant, including, but not limited to, whether and to what extent, and in what circumstances an Award may be settled in cash, Stock, other Awards, or other property or whether an Award may be cancelled, forfeited, exchanged or surrendered; (i) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate; (j) whether to establish, adopt or revise any rules and regulations as it deems necessary or advisable to administer the Plan; (k) whether to correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement; and (l) establish any provisions, rules, procedures, regulations or subplans that the Committee deems necessary or appropriate to implement and administer the Plan in foreign countries for Participants providing services outside of the United States. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in this Plan, that it may determine necessary or appropriate to administer the Plan.
4.3 Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine. Each Award Agreement shall set forth the extent to which a Participant shall have the right to retain and/or exercise an Award following termination of employment (or service) and the medium of payment for each Award, including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined in accordance with rules adopted by the Committee.
4.4 Delegation. As permitted by law and the rules of the NASDAQ or such other exchange on which the Stock is then traded, the Committee may delegate any authority granted to it pursuant to the Plan; provided, that: (a) any resolution of the Committee authorizing such delegation to other Company officer(s) must, at a minimum, specify the total number of shares of Stock subject to Awards that such officer(s) may so award and the vesting schedule applicable to such Awards; and (b) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award
4.5 Decisions Binding. The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.
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ARTICLE 5
STOCK SUBJECT TO THE PLAN
5.1 Number of Shares. Subject to the adjustments provided in Sections 5.2 and 5.3, the total number of shares of Stock reserved and available for grant under the Plan is 10,350,000. As provided in Section 1.1, no awards will be made pursuant to any Prior Plan on or after the Effective Date. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.
5.2 Share Counting; Lapsed Awards. The following rules shall apply solely for purposes of determining the total number of shares of Stock available for grant under the Plan:
(a) The number of shares of Stock available for grant under this Plan shall be reduced by one (1) share of Stock for each share subject to Awards granted under the Plan.
(b) If any Award granted under the Plan, or any award outstanding under any Prior Plan after the Effective Date terminates, expires, or lapses for any reason, or is settled in cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award or Prior Plan award, then in each such case, the number of shares of Stock subject to such Award or award under any Prior Plan shall again be available or added to the shares of Stock available for grant under the Plan on a one-for-one basis.
(c) In the event that any shares of Stock are tendered or withheld to pay the exercise price of a stock-settled SAR or an Option (for example, through a broker-assisted “cashless” exercise of an Option) or an option granted under any Prior Plan (or a portion thereof), then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis.
(d) In the event that any shares of Stock are tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award or an award granted under any Prior Plan, then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis.
(e) If the provisions of this Section 5.2 are inconsistent with the requirements of Section 422 of the Code, or any regulations promulgated thereunder, the provisions of such regulations shall control over the provisions of this Section 5.2 but only to this extent that this Section 5.2 applies to Incentive Stock Options.
(f) The Committee may adopt such other reasonable rules and procedures as it deems appropriate for determining the number of shares that are available for grant under the Plan.
5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make an adjustment in: (a) the number and class of shares of Stock which may be delivered under the Plan; (b) the number of shares of Stock set forth in Sections 5.1, 5.4, and 5.5 and any other similar numeric and share-denominated limit expressed in the Plan; and (c) the number and class of and or price of shares of Stock subject to each outstanding Award. Notwithstanding anything in the Plan to the contrary, in the event of such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 5.3 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.
5.4 Annual Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in this Plan to the contrary, and subject to adjustment as provided in Section 5.3: (a) the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect
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to one or more Awards granted under the Plan other than Options or SARs shall be 1,000,000; and (b) the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect to one or more Option or SAR Awards granted under the Plan shall also be 1,000,000.
5.5 Annual Limitation on Number of Shares Subject to Non-Employee Director Awards. Notwithstanding any provision in this Plan to the contrary, and subject to adjustment as provided in Section 5.3, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year as a Non-Employee Director, shall not exceed $750,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later and if a Non-Employee Director serves the Company in more than one capacity during any calendar year, the total compensation limit described in this Section 5.5 shall only apply to the compensation paid for services performed as a Non-Employee Director.
5.6 Fractional Shares. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.3, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional shares to the nearest whole share.
ARTICLE 6
STOCK OPTIONS; STOCK APPRECIATION RIGHTS
6.1 Grant of Options. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Non-Qualified Stock Options or Incentive Stock Options to such Participants and in such amounts as it shall determine.
(a) Exercise Price; No Re-pricing. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, an Option may not be amended, modified, or repriced to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below that of the Option being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 or, to the extent permitted by Section 409A of the Code, in connection with a Change in Control of the Company.
(b) Duration of Options. Each Option shall expire at such time or times as the Committee shall determine as of the Grant Date; provided, however, that all Options shall lapse and no longer be exercisable no later than ten (10) years from the Grant Date.
(c) Time and Conditions of Exercise. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. The granting of an Option will impose no obligation upon the Participant to exercise such Option.
(d) Payment. As determined by the Committee, the exercise price of an Option shall be paid in full: (i) in cash; (ii) in previously-acquired Stock (through actual tender or by attestation), valued at its Fair Market Value on the date of exercise; (iii) by any net-issuance arrangement (including, in the case of a Non-Qualified Stock Option, any broker-assisted “cashless” exercise arrangement); or (iv) by a combination thereof.
6.2 Grant of Incentive Stock Options. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 6:
(a) Employee Only. Incentive Stock Options shall be granted only to Participants who are employees.
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(b) Exercise Price. Subject to Section 6.2(f), no Incentive Stock Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.
(c) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Grant Date.
(d) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
(i) The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is set forth in the Award Agreement.
(ii) The Incentive Stock Option shall lapse ninety (90) days following the effective date of the Participant’s termination of employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.
(iii) If the Participant incurs a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled expiration date of the Option; or (b) twelve (12) months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(e) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(f) Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of the Fair Market Value on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.
(g) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date.
(h) Right to Exercise. Except as provided in Section 6.2(d)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(i) Annual Limitation on Number of Shares Subject to Incentive Stock Options. The maximum number of shares of Stock available for grant under the Plan as Incentive Stock Options is the same numeric limit set forth in Section 5.1.
6.3 Grant of Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to such Participants and in such amounts as it shall determine. SARs may be granted in connection with the grant of an Option, in which case the settlement of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. SARs may also be granted independently of Options.
(a) Base Value; No Re-pricing. The base value per share of Stock subject to any SAR shall be equal to the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of
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the Plan to the contrary, without the approval of the Company’s stockholders, a SAR may not be amended, modified, or repriced to reduce the base value after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below that of the SAR being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 or, to the extent permitted by Section 409A of the Code, a Change in Control of the Company.
(b) Duration of Stock Appreciation Rights. Each SAR shall expire at such time or times as the Committee shall determine as of the Grant Date; provided, however, that all SARs shall lapse no later than ten (10) years from the Grant Date.
(c) Payment. As determined by the Committee, payment for SARs shall be made in cash, Stock, or a combination thereof at the time specified in the Award Agreement.
ARTICLE 7
RESTRICTED STOCK RIGHTS AND RESTRICTED STOCK
7.1 Grant of Restricted Stock Rights and Restricted Stock. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Rights or Restricted Stock to such Participants and in such amounts as it shall determine.
7.2 Grant of Restricted Stock Rights.
(a) Voting Rights. During the applicable period of restriction, Participants holding Restricted Stock Rights shall have no voting rights with respect to the shares subject to such Restricted Stock Rights. If the Restricted Stock Rights are settled in shares of Stock, voting rights will be available only after the issuance of the shares of Stock underlying the Award.
(b) Issuance and Restrictions. Restricted Stock Rights grant a Participant the right to receive a specified number of shares of Stock, or cash equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
(c) Forfeiture. Except as otherwise provided in an Award Agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock Rights that are at that time subject to restrictions shall be forfeited.
(d) Form and Timing of Payment. Payment for any vested Restricted Stock Rights shall be made in the manner and at the time designated by the Committee in the Award Agreement.
7.3 Grant of Restricted Stock.
(a) Voting Rights; Dividend Rights. Except as otherwise provided in an Award Agreement, Participants holding Restricted Stock shall have the right to vote the shares subject to such Restricted Stock as of the Grant Date for the Award. Any shares of Stock or any other property distributed as a dividend or otherwise with respect to any Award of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions and risk of forfeiture as the underlying Restricted Stock Award.
(b) Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions, including restrictions on transferability, as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
(c) Forfeiture. Except as otherwise provided in an Award Agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock that is still subject to restrictions shall be forfeited.
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(d) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 8
PERFORMANCE SHARES, PERFORMANCE SHARE UNITS AND PERFORMANCE CASH AWARDS
8.1 Grant of Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to such Participants in such amounts as it shall determine. A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
8.2 Grant of Performance Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to such Participants in such amounts as it shall determine. A Performance Share Unit Award grants the Participant the right to receive a specified number of shares of Stock, cash, or a combination thereof, depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
8.3 Grant of Performance Cash. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to such Participants in such amounts as it shall determine. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
8.4 Performance Goals. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. Except as otherwise may be required by applicable law or regulation, the Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Article 8.
ARTICLE 9
STOCK GRANT AND STOCK UNIT AWARDS
9.1 Grant of Stock. Subject to the provisions of the Plan, Stock Grant Awards may be granted to one or more Participants at any time and from time to time, upon such terms and condition as shall be determined by the Committee. A Stock Grant Award grants a Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.
9.2 Grant of Stock Units. Subject to the provisions of the Plan, Stock Unit Awards may be granted to one or more Participants at any time and from time to time, upon such terms and conditions as shall be determined by the Committee. A Stock Unit Award grants a Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.
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ARTICLE 10
CHANGE IN CONTROL
10.1 Double Trigger. Except as set forth in Section 10.2, in the event the Company or any Affiliate terminates a Participant’s employment (or Board service) without Cause, or a Participant resigns his or her employment for Good Reason, in either case, in connection with or within twenty-four (24) months following a Change in Control, then, any outstanding but unvested Options, SARs, and other Awards shall become fully exercisable and vested as of the date of the Participant’s termination of employment (or service). With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Committee pursuant to this Section 10.1 shall be done in compliance with Section 409A of the Code.
10.2 Committee Discretion. Notwithstanding Section 10.1, the Committee shall have the authority and discretion, to provide, in an Award Agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse upon the closing a transaction that results in a Change in Control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Article 6, the excess Options shall be deemed to be Non-Qualified Stock Options. In addition, upon, or in anticipation of, a Change in Control, the Committee may: (a) cause all (or a portion of) outstanding Awards to be cancelled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole discretion, shall determine; or (b) cause all (or a portion of) outstanding Awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change in Control transaction documents. With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Committee pursuant to this Section 10.2 shall be done in compliance with Section 409A of the Code.
10.3 Participant Consent Not Required. Nothing in this Article 10 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 10 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Committee pursuant to this Article 10.
ARTICLE 11
NON-TRANSFERABILITY
11.1 General. The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan, provided that in no event may an Award be transferred for value or consideration. Unless otherwise determined by the Committee and except as provided in Section 11.2, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any period of restriction or satisfaction of Performance Goals for a Performance Period, as determined by the Committee.
11.2 Beneficiary Designation. Notwithstanding Section 11.1, if permitted by the Committee, a Participant may designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in the case of Incentive Stock Options and in accordance with Article 6, upon the Participant’s Disability. Such designation must be made in a form and substance approved by the Committee and no such designation shall be permitted for Participants providing services outside of the United States. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the
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Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
ARTICLE 12
COMPANY DISCRETION; EVIDENCE OF OWNERSHIP; CLAWBACK
12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.
12.2 Participant. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
12.3 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
12.4 Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock, make any book entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership, is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
12.5 Clawback. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the NASDAQ or such other exchange on which the Stock is then traded pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.
ARTICLE 13
SUBSTITUTION OF AWARDS
Any Award may be granted under this Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an employee of the Company as the result of a merger, consolidation or reorganization of the corporation with the Company, or the acquisition by the Company of the assets of the corporation, or the acquisition by the Company of stock of the corporation as the result of which such corporation becomes an Affiliate or a subsidiary of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan to such
Cryoport Inc	A-14	2024 Proxy Statement

extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. Any Awards made pursuant to this Article 13 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.
ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION
14.1 Amendment, Modification, Termination. The Committee may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.3, neither the Board nor the Committee may, without the approval of the stockholders: (a) directly or indirectly reduce the purchase price, exercise price, or base value of any outstanding Award, including any Option or SAR; (b) increase the numeric limits set forth in Sections 5.1, 5.4, 5.5 and any other similar numeric limit expressed in the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Grant Date (other than for a substitute award granted pursuant to Article 13); (d) reprice previously granted Options or SARs or take any other action relative to an Option or SAR that would be treated as a re-pricing under the rules of the NASDAQ or such other exchange on which the Stock is then traded; (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price and/or base value that is less than the exercise price and/or base value of the original Option or SAR; (f) extend the exercise period for an Option or SAR beyond ten (10) years from the Grant Date; (g) expand the types of Awards available for grant under the Plan; or (h) expand the class of individuals eligible to participate in the Plan.
14.2 Awards Previously Granted. Except as provided in the next sentence, no amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award previously granted under the Plan without the consent of the holder thereof. The consent of the holder of an Award is not needed if the change: (a) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including without limitation the provisions of Section 409A of the Code); (b) does not adversely affect in any material way the rights of the holder; or (c) is made pursuant to an adjustment as provided in Section 5.3.
ARTICLE 15
TAX WITHHOLDING
15.1 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Committee shall have the power to choose among such methods.
15.2 Form of Payment. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by: (a) using already owned shares of Stock; (b) a broker-assisted “cashless” transaction; (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the applicable withholding amount; or (d) personal check or other cash equivalent acceptable to the Company.
15.3 Tax upon Disposition of Shares Subject to Section 422 Restrictions. In the event that a Participant disposes (whether by sale, exchange, gift, the use of a qualified domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award in favor of a spouse)), of any shares of Stock of the Company
Cryoport Inc	A-15	2024 Proxy Statement

that are deemed to have been purchased by the Participant pursuant to an Incentive Stock Option and that the Participant acquired within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares of Stock, the Participant will notify the secretary of the Company of such disposition no later than fifteen (15) days following the date of the disposition. Such notification shall include the date or dates of the disposition, the number of shares of Stock of which the Participant disposed, and the consideration received, if any, for such shares of Stock. If the Company so requests, the Participant shall forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.
ARTICLE 16
INDEMNIFICATION
Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him harmless.
ARTICLE 17
REQUIREMENTS OF LAW
17.1 Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. Consistent with Section 4.2, the Committee has the authority to impose different terms and conditions on Awards granted to Participants providing services outside of the United States in order to accommodate differences in applicable law, rules, regulations, or customs in a foreign jurisdiction.
17.2 Governing Law. The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of Nevada. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be subject to ERISA.
17.3 Section 409A of the Code.
(a) General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Rights Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto. In such cases, the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or
Cryoport Inc	A-16	2024 Proxy Statement

an exception thereto. An Award subject to Section 409A of the Code also shall be administered in compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.
(b) Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, and only to the extent necessary in order to avoid the imposition of adverse tax consequences under Section 409A of the Code, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.
(c) Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.
17.4 Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
17.5 Other Restrictions. The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.
ARTICLE 18
GENERAL PROVISIONS
18.1 Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the Committee, at any time and from time to time, may with respect to Awards other than Options or SARs, grant amounts equivalent to cash, stock or other property dividends (“Dividend Equivalents”) with respect
Cryoport Inc	A-17	2024 Proxy Statement

to the number of shares of Stock covered by an Award. The Committee may, in the Award Agreement, provide that the Dividend Equivalents, if any, shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an unvested Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall not be paid to the Participant unless and until the underlying Award vests and is paid.
18.2 Funding. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the claims of general creditors of the Company.
18.3 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
18.4 Titles and Headings. The titles and headings of the Articles in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
18.5 Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.
18.6 Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any agreement and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock if required by Section 12.4, shall remain in full force and effect.
Cryoport Inc	A-18	2024 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

CRYOPORT, INC.
ATTN: ROBERT STEFANVICH
112 WESTWOOD PLACE, SUITE 350
BRENTWOOD, TN 37027

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CYRX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37629-P04947

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRYOPORT, INC.

	For All	Withhold All	For All Except
1. To elect seven directors;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Linda Baddour
02) Richard Berman
03) Daniel Hancock
04) Robert Hariri, M.D., Ph.D.
05) Ram M. Jagannath
06) Ramkumar Mandalam, Ph.D.
07) Jerrell W. Shelton

The Board of Directors recommends you vote "FOR" the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V37630-P04947

CRYOPORT, INC.
Annual Meeting of Shareholders
May 17, 2024 10:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jerrell W. Shelton, Robert S. Stefanovich and Anthony Ippolito, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of CRYOPORT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM CDT on May 17, 2024, at www.virtualshareholdermeeting.com/CYRX2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side